UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
TruBridge, Inc.
(Name of registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 26, 2025

To the Stockholders of TruBridge, Inc.:

You are invited to attend the 2025 Annual Meeting of Stockholders of TruBridge, Inc. (the “Company”) on Thursday, May 8, 2025 at 8:00 a.m., Central Time. This year we will be conducting the annual meeting online via live webcast in order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on May 8, 2025 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you plan to participate in the virtual annual meeting, I urge you to vote as soon as possible.

Sincerely,

Glenn P. Tobin
Chairperson of the Board

TRUBRIDGE, INC.

54 St. Emanuel Street

Mobile, Alabama 36602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 8, 2025

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders of TruBridge, Inc. (the “Company”) will be held at 8:00 a.m., Central Time, on Thursday, May 8, 2025. In order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting, we have determined that the annual meeting will be held in a virtual meeting format only via the Internet. You may participate in and vote and submit questions during the annual meeting via the Internet at www.proxydocs.com/TBRG. The annual meeting is being held for the following purposes:

1.	To elect four director nominees to serve on the Board of Directors of the Company;

2.

To approve the Second Amendment (the “Declassification Amendment”) to the Company’s Certificate of Incorporation (as amended, the “Current Charter”) to declassify the Board of Directors, beginning with the Company’s 2026 Annual Meeting of Stockholders;

3.	To approve the Second Amended and Restated 2019 Incentive Plan in order to increase the number of shares of common stock available for issuance under the plan;

4.	To approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”);

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2025; and

6.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

The Board of Directors has set March 14, 2025 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

To participate in the annual meeting virtually via the Internet, please visit www.proxydocs.com/TBRG. In order to attend, you must register in advance at www.proxydocs.com/TBRG. In order to register, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. You will not be able to attend the annual meeting in person.

i

Whether or not you plan to participate in the virtual annual meeting, we urge you to review these materials carefully, which are available at www.proxydocs.com/TBRG. We also encourage you to vote by (i) following the instructions on the Notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name with the Company’s transfer agent:

•

By Internet: Go to the website www.proxypush.com/TBRG and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and create an electronic voting instruction form.

•

By Telephone: To vote over the telephone, dial toll-free 866-509-1050 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

•

By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 7, 2025 in order to be counted for the annual meeting.

By order of the Board of Directors,

Glenn P. Tobin
Chairperson of the Board

The accompanying Proxy Statement and instruction form or proxy card are being made available on or about March 26, 2025.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 8, 2025

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of TruBridge, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Thursday, May 8, 2025 at 8:00 a.m., Central Time, in a virtual meeting format only via the Internet. Stockholders may participate in and vote and submit questions during the Annual Meeting via the Internet at www.proxydocs.com/TBRG. In order to attend, you must register in advance at www.proxydocs.com/TBRG. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 26, 2025, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote prior to or during the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 8, 2025

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2024 Annual Report to Stockholders are available free of charge to view, print and download at www.proxydocs.com/TBRG.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Corporate Information” section of our website at http://investors.trubridge.com (under the “2025 Annual Meeting Materials” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, free of charge, from us by sending a written request to: TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders to be held online on Thursday, May 8, 2025 at 8:00 a.m., Central Time, and any adjournments of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2024 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 26, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”), which instructs you on how to access and review the proxy materials on the Internet, was sent to our stockholders. The Notice also instructs you on how to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on May 8, 2025. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

Proposal 1:	Elect four director nominees to serve on the Board of Directors;

Proposal 2:	Approve the Second Amendment (the “Declassification Amendment”) to the Company’s Certificate of Incorporation (as amended, the “Current Charter”) to declassify the Board of Directors, beginning with the Company’s 2026 Annual Meeting of Stockholders;

Proposal 3:	Approve the Second Amended and Restated 2019 Incentive Plan in order to increase the number of shares of common stock available for issuance under the plan;

Proposal 4:	Approve on an advisory basis the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

Proposal 5:	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2025.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR the election of the director nominees set forth in this Proxy Statement; FOR the approval of the Declassification Amendment to declassify the Company’s Board; FOR the approval of the Second Amended and Restated 2019 Incentive Plan; FOR the approval, on an advisory basis, of the compensation of our NEOs; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2025.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the listed nominees in Proposal 1 and FOR Proposals 2, 3, 4, and 5.

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 14, 2025 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a broker, bank or other nominee. At the close of business on the Record Date, there were 14,949,387 shares of the common stock of the Company, par value $0.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Inc., you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to vote at the Annual Meeting or grant your voting proxy directly to the persons named as proxy holders, Christopher L. Fowler, the Company’s President and Chief Executive Officer, and Vinay Bassi, the Company’s Chief Financial Officer, Secretary and Treasurer. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or telephone, as described below under the heading “How can I vote my shares without participating in the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the Annual Meeting. You also have the right to direct your broker, bank or other nominee on how to vote these shares. The Notice or voting instruction form that you receive should include instructions for you to direct your broker, bank or other nominee how to vote your shares. You may also vote by Internet or telephone, as described below under “How can I vote my shares without participating in the Annual Meeting?” However, shares held in “street name” may be voted during the meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I participate in the Annual Meeting?

In order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our Annual Meeting, we have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet. You may participate in and vote and submit questions during the Annual Meeting via the Internet at www.proxydocs.com/TBRG.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/TBRG. In order to register, you will need the control number included on your Notice or proxy card if you request a hard copy of the proxy materials. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. Please be sure to follow the instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

How can I vote my shares during the Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted during the Annual Meeting. To vote during the virtual Annual Meeting, you must first register at www.proxydocs.com/TBRG. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. If you are the beneficial owner of shares held in “street name,” you must obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares in order to vote during the meeting. Even if you plan to participate in the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How can I vote my shares without participating in the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the Annual Meeting. If you are the stockholder of record, you can vote by proxy by one of the following means:

•

By Internet: Go to the website www.proxypush.com/TBRG and follow the instructions. You will need the control number included on your Notice or proxy card to obtain your records and create an electronic voting instruction form.

•

By Telephone: To vote over the telephone, dial toll-free 866-509-1050 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number included on your Notice or proxy card.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 7, 2025 in order to be counted for the Annual Meeting.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at www.proxydocs.com/TBRG.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote during the Annual Meeting. You may enter a new vote by using the Internet or telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new proxy card must be received by May 7, 2025. You may also enter a new vote by participating in the Annual Meeting and voting during the meeting. Your participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed (1)	Unmarked Signed Proxy Cards
1. Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee (2)	No effect	No	Voted “For” All Director Nominees
2. Approval of the Declassification Amendment to declassify the Company’s Board	Majority of the outstanding shares entitled to be voted	Voted “Against”	No	Voted “For”
3. Approval of Second Amended and Restated 2019 Incentive Plan	Majority of the votes cast	No effect	No	Voted “For”
4. Non-binding advisory vote to approve the compensation of our NEOs	Majority of the votes cast	No effect	No	Voted “For”
5. Ratification of appointment of independent registered public accounting firm	Majority of the votes cast	No effect	Yes	Voted “For”

(1)

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of Proposal 1, Proposal 3, or Proposal 4. Broker non-votes will have the same effect as a vote “against” Proposal 2.

(2)

Pursuant to the Company’s Director Resignation Policy, the uncontested director nominees have tendered an irrevocable contingent resignation letter to the Chair of the Board of Directors. In the event that such director nominee fails to receive a sufficient number of votes for re-election, the Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Nominating and Corporate Governance Committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented during the Annual Meeting?

Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote during the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Christopher L. Fowler, the Company’s President and Chief Executive Officer, and Vinay Bassi, the Company’s Chief Financial Officer, Secretary and Treasurer, will have the discretion to vote your shares on any additional matters properly presented for a vote during the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $25,000 in total. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

PROPOSAL 1

ELECTION OF DIRECTORS

Board Structure

Our Current Charter provides for a classified board of directors consisting of three classes of directors, with each class serving staggered three-year terms. We currently have nine directors. Denise W. Warren, a former Class II director, resigned from the Board of Directors effective November 15, 2024. Amy K. O’Keefe was elected as a Class II director effective October 18, 2024, in order to fill the vacancy.

On February 11, 2025, the Company entered into a cooperation agreement with Pinetree Capital Ltd. and L6 Holdings Inc. (together, “Pinetree”) and a cooperation agreement with Ocho Investments LLC (“Ocho Investments”). Pinetree and Ocho Investments are two of the Company’s largest investors. Pursuant to these cooperation agreements, Jerry G. Canada and Andris Upitis were elected to the Board, effective February 11, 2025. Mr. Canada and Mr. Upitis joined the Board as Class II directors, with Mr. Canada being appointed to the Compensation Committee and Mr. Upitis being appointed to the Nominating and Corporate Governance Committee.

The nominees for election this year are Jerry G. Canada, Christopher L. Fowler, Amy K. O’Keefe and Andris Upitis. At the Annual Meeting, the Company’s stockholders will cast their votes for each of Messrs. Canada, Fowler and Upitis and Ms. O’Keefe to be elected (1) if the Declassification Amendment is approved (as discussed in further detail in Proposal 2), as a director with a term to expire at the 2026 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, and (2) if the Declassification Amendment is not approved, as a Class II director with a term to expire at the 2028 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. Pursuant to the Company’s Director Resignation Policy, each of Messrs. Canada, Fowler and Upitis and Ms. O’Keefe has tendered an irrevocable contingent resignation letter. If any of them fails to receive a majority of the votes cast affirmatively or negatively at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the nominee’s resignation. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision, the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of Jerry G. Canada, Christopher L. Fowler, Amy K. O’Keefe and Andris Upitis as a director of the Company. The Board anticipates that Messrs. Canada, Fowler and Upitis and Ms. O’Keefe will each be able to serve, but if any of them should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board, or the Board may decide not to select an additional person as a director or to reduce the size of the Board; provided, however, that with respect to Messrs. Canada and Upitis, the authority of the proxies and the Board is subject to the terms of the cooperation agreements, as applicable. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

The Board recommends that the stockholders vote FOR the director nominees named above.

Information About the Nominees and Other Directors

The biographies of the nominees and our other directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years, certain familial relationships to any executive officers, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominees and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. The nominees currently serve as directors of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

All of our directors bring to our Board a wealth of executive leadership experience, particularly at public companies and companies with healthcare and/or information technology operations. The following chart summarizes each continuing director’s key experience, qualifications and other attributes.

Experience and Attributes	Mark V. Anquillare	Regina M. Benjamin	Jerry G. Canada	David A. Dye	Christopher L. Fowler	Christopher T. Hjelm	Amy K. O’Keefe	Glenn P. Tobin	Andris Upitis
Accounting / Financial	✓	✓		✓			✓		✓
Company Executive Experience
- International Workforce Management	✓		✓	✓			✓
- Investor Relations	✓			✓			✓		✓
- Operations	✓	✓	✓	✓	✓	✓	✓	✓
- Sales / Marketing / Public Relations	✓	✓	✓	✓	✓
Compensation	✓		✓			✓	✓	✓	✓
Cybersecurity / IT	✓		✓			✓
Independence	✓	✓	✓			✓	✓	✓	✓
Industry
- Healthcare	✓	✓	✓	✓	✓			✓
- Revenue Cycle Management			✓	✓	✓
- SaaS / Software Development	✓		✓			✓	✓		✓
- Technology Infrastructure / Services	✓		✓	✓		✓	✓		✓
Investments
- Capital Allocation	✓		✓	✓			✓		✓
- External Capital Markets							✓		✓
- M&A	✓	✓	✓	✓	✓	✓	✓		✓
Risk / Regulatory		✓	✓				✓
Board Demographics
Tenure as a TBRG Director (Years)	1	7	0	23	2	5	0	7	0
Audit Committee Financial Expert	✓						✓
Other Current Public Boards	1	1	0	0	0	0	0	0	0
Age (Years)	59	68	60	55	49	63	54	63	50

Class II Nominees for Election (Terms Expiring in 2026 if the Declassification Amendment is Approved, or 2028 if it is Not Approved)

Jerry G. Canada was elected as a director on February 11, 2025. Prior to Mr. Canada’s retirement on December 31, 2024, he served as President of the Healthcare Group of N. Harris Computer, a wholly-owned subsidiary of Constellation Software, Inc. He served in this role since 2015 and was responsible for the financial results, overall strategic direction and growth of Harris’ healthcare business units. Prior to serving as Harris’ Healthcare Group President, he served as the Public Sector and School Group President from 2012 to 2015, and in various executive roles since 2002, when Harris acquired MCS Spectrum, a company that Mr. Canada founded in, and served as President since, 1991. He also previously worked in a variety of software-related positions at Comptek Research and Barrister Information Systems. Mr. Canada is member of the Canisius University Board of Trustees and is an initial founder and past board member of InfoTech Niagara.

The Board believes that Mr. Canada’s over 20 years of executive-level healthcare software leadership experience, as well as revenue cycle management experience, contribute greatly to the Board’s composition.

Christopher L. Fowler was appointed as the Company’s President and Chief Executive Officer effective July 1, 2022, at which time he was appointed to the Board of Directors. Previously Mr. Fowler served as our Chief Operating Officer since November 2015 and as the President of TruBridge, LLC since its formation in January 2013. Prior to the formation of TruBridge, Mr. Fowler served as our Vice President—Business Management Services, beginning in March 2008. Mr. Fowler began his career with the Company in May 2000 as a Software Support Representative and later as a manager of Financial Software Services. From August 2004 until March 2008, Mr. Fowler served as Assistant Director and Director of Business Management Services.

Mr. Fowler has been employed by TruBridge for more than 20 years in a number of positions and areas and has served in senior executive positions for over 10 years, including as Chief Operating Officer and now as Chief Executive Officer, providing him with intimate knowledge of our operations and the healthcare industry.

Amy K. O’Keefe was elected as a director in October 2024. Ms. O’Keefe currently serves as Chief Financial Officer of Avaya LLC, a global provider of digital communications products, solutions and services, backed by Apollo Global Management. In this role, she is spearheading a comprehensive financial and operational turnaround of the business. Prior to joining Avaya in June 2023, Ms. O’Keefe served as Chief Financial Officer of WW International, Inc. (a Nasdaq-listed company), a weight loss service provider, from October 2020 to December 2022, playing a critical role in evolving their strategic plan in response to the COVID-19 pandemic. She previously served in a variety of executive roles at Drive DeVilbiss Healthcare, including Chief Financial Officer from 2017 to 2020, and Stanley Black & Decker, Inc. (a NYSE-listed company), and worked in public accounting at Ernst & Young.

The Board believes that Ms. O’Keefe’s extensive operational experience and financial expertise make her a valuable asset to the Board.

Andris Upitis was elected as a director on February 11, 2025. Mr. Upitis has served as the Head of Ocho Capital LLC and Ocho Investments LLC, his family office that invests in public and private companies, since 2011. He served as Co-Founder and Executive Director of the Atlas Project, a 501(c)(3) company focused on personal growth, from 2017 to 2023. Prior to this, Mr. Upitis served as a Portfolio Manager and member of the Management Committee of Viking Global Investors, a global investment firm with $13 billion in assets under management, from 2005 to 2011, and as a Director of Credit Suisse from 1998 to 2005, working in sell-side research and investment banking. Additionally, Mr. Upitis serves on the boards of directors of several private companies.

Mr. Upitis has over 28 years of finance experience, and the Board believes that his extensive expertise with financial markets and capital allocation decisions contributes greatly to the Board’s composition.

Class III Continuing Directors (Terms Expiring in 2026)

Regina M. Benjamin was first elected as a director in November 2017. Dr. Benjamin served as the 18th United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013, and currently serves as the Chief Executive Officer of BayouClinic, Inc., which she founded in 1990. In 1995, Dr. Benjamin became the first person under age 40 elected to the American Medical Association Board of Trustees, and in 2004, she became President of the Medical Association of Alabama, making her the first African American female president of a state medical society in the nation.

Dr. Benjamin is currently a member of the board of directors and audit committee of Doximity, Inc. (a NYSE-listed company). She also serves as an independent director of Kaiser Foundation Hospitals and Health Plan, Ascension Health Alliance, Everly Health and Prolacta Bioscence. Dr. Benjamin previously served on the boards of directors of Oak Street Health, Inc. (a NYSE-listed company), ConvaTec (a London Stock Exchange-traded company), Alere Inc. (a NYSE-listed company), Diplomat Pharmacy, Inc. and Professional Disposables International Inc.

Dr. Benjamin has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment. She has extensive expertise providing leadership in regulatory and compliance affairs to both public and private companies in the healthcare industry, which makes Dr. Benjamin a valuable asset to the Board.

David A. Dye has been a director since March 2002. Mr. Dye began his career with the Company in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for the Company in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as our Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as the Company’s President and Chief Executive Officer from July 1999 until May 2006, and then as Chairperson of the Board of Directors from May 2006 until April 2019. He served as our Chief Financial Officer, Secretary and Treasurer from June 2010 until November 2015, Chief Growth Officer until October 2022, and Chief Operating Officer until December 2024. Additionally, Mr. Dye served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States from July 2006 until October 2018.

Mr. Dye was employed by TruBridge for more than 35 years in a number of positions and areas and served in senior executive positions for over 20 years, including as Chief Executive Officer, Chief Financial Officer, Chief Growth Officer and Chief Operating Officer, providing him with extensive knowledge of our operations. As previously disclosed by the Company, Mr. Dye will serve the remainder of his current term through completion in 2026, but will not stand for re-election at the 2026 Annual Meeting of Stockholders.

Christopher T. Hjelm was first elected as a director in December 2019. Mr. Hjelm served as Executive Vice President and Chief Information Officer of The Kroger Company (a NYSE-listed company), a food retailing company, from September 2015 until his retirement in August 2019. Prior to this, he served as Senior Vice President and Chief Information Officer of The Kroger Company beginning in 2005. Mr. Hjelm currently serves on the board of directors of Inky Technology Corporation, a cyber-security company whose signature product uses machine learning and computer vision to secure email against phishing. Mr. Hjelm also serves on the board of directors of Wendal, a technology-based solution for venture capital. He is also a strategic advisor to RingIT, Inc. Mr. Hjelm previously served on the board of directors of Kindred Healthcare, Inc. (previously a NYSE-listed company), a healthcare services company that operates long-term acute-care hospitals and provides rehabilitation services across the United States.

The Board believes that Mr. Hjelm’s public board experience and over 25 years of senior-level technology, operations and innovation leadership experience make him a valuable asset to the Board.

Class I Continuing Directors (Terms Expiring in 2026 if the Declassification Amendment is Approved, or 2027 if it is Not Approved)

Mark V. Anquillare was elected as a director in July 2023. Mr. Anquillare served as President and Chief Operating Officer of Verisk Analytics, Inc. (a Nasdaq-listed company), a leading strategic data analytics and technology partner to the global insurance industry, from 2022, and as Chief Operating Officer from 2016, until his retirement in January 2023. Prior to this role, Mr. Anquillare served as Verisk’s Chief Financial Officer from 2007 to 2016, significantly contributing to the company’s initial public offering in 2009 and leading the insurance vertical’s growth and innovation strategies. Before joining Verisk, Mr. Anquillare worked at Prudential Financial, focusing on life insurance and property and casualty operations. Mr. Anquillare also serves on the board of directors of Guidewire Software, Inc. (a NYSE-listed company), the leading platform provider of enterprise software to P&C insurers globally.

The Board believes that Mr. Anquillare’s more than 30 years of financial and executive leadership, including developing and implementing short- and long-term plans, make him a valuable asset to the Board.

Glenn P. Tobin was first elected as a director in November 2017 and was appointed as Chairperson of the Board in April 2019. Mr. Tobin served as Senior Vice President—Accountable Care Solutions of The Advisory Board Company, a research, technology and consulting firm serving the healthcare and education industries, beginning in 2012. Mr. Tobin then served as the Chief Executive Officer of Crimson, The Advisory Board Company’s health analytics division, until his retirement in early 2017. Mr. Tobin also served as the Chief Operating Officer of CodeRyte, Inc. from 2010 to 2012 and held various executive positions within Cerner Corporation from 1998 to 2004. Additionally, he was a General Manager for Corporate Executive Board and was a consultant for McKinsey and Company.

The Board believes that Mr. Tobin’s extensive experience in the healthcare and technology industries, including in various leadership roles, contributes greatly to the Board’s composition.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•  Majority voting in uncontested director elections, combined with contingent resignations of directors

•  7 of 9 directors are independent

•  Independent Chairperson of the Board

•  Mandatory anti-corruption and anti-bribery training for directors

•  Board oversight of our compliance with the Vendor Code of Conduct and Human Rights Policy

•  Dedicated Board and management training related to medical billing and coding compliance

•  Mandatory retirement age for directors of 72, subject to exceptions granted by the Nominating and Corporate Governance Committee

•  Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements

•  Formal process for management evaluations, talent management and succession planning that is overseen by the Compensation Committee

•  Standing Innovation and Technology Committee oversees risks and strategy relating to cyber and data security and innovation and technology initiatives

•  Risk oversight by full Board and designated committees

•  Stock ownership guidelines and equity retention requirements for executive officers and directors

•  No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

We are committed to maintaining the highest standards of corporate governance and we engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the Company to effectively address issues that matter most to our stockholders.

Stockholder Engagement and Communications

Our Board and management value and rely upon our stockholders’ perspectives. To build and maintain relationships with stockholders and ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy, and capital structure, we engage with investors on various other matters integral to our business and the Company, such as Board composition, governance practices, and executive and director compensation.

Since last year’s annual meeting, we invited stockholders representing approximately 56% of our outstanding shares to discuss their perspectives on the Company, and throughout the year, we held conversations with stockholders comprising approximately 41% of shares outstanding. Most engagements were led by our Chief Executive Officer and Board Chairperson, with additional involvement by our Chief Financial Officer when appropriate. We also met with analysts who cover our Company, and participated in numerous industry and investor conferences, and these presentation materials are available on the Company’s website at http://investors.trubridge.com under “News & Events”.

Stockholders and other interested parties who wish to send communications on any topic to the Board, a Board committee or the Chairperson of the Board should address such communications to TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, Attention: Corporate Secretary. All communications to the Board will be relayed to the Chairperson of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he or she considers appropriate.

Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate

Governance Guidelines or the committee’s charter, as applicable. The evaluations also include self-evaluations pursuant to which the directors are asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee has formalized the following self-evaluation program, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors.

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

As a result of the 2024 evaluation process, the Board discussed offering directors increased opportunities to engage with members of senior management on various strategic and operational topics and continuing to improve how management conveys the most “mission-critical” information to directors throughout the year. The Nominating and Corporate Governance Committee is responsible for ensuring these action items, as well as others resulting from the evaluation process, are implemented throughout the year.

Governance and Compliance Documents and Training

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, director orientation and continuing education, and annual performance evaluations, as discussed above under “Board, Committee and Individual Director Evaluation Program.” The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our CEO and senior financial officers) and employees and management conducts random audits to test compliance with the Code. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our CEO and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Our Codes of Ethics are closely tied to our other compliance documents, including our Anti-Corruption Policy and our Gifts, Meals, Entertainment, and Travel Policy. We have international operations, and as such compliance with all anti-corruption and anti-bribery laws is a key component of our ethics focus. In accordance with applicable laws, we prohibit improperly influencing business decisions or improperly securing advantages. Our compliance team conducts regular compliance training for our directors and annual compliance training for certain employees, and this dedication helps to ensure that our personnel are aware of their compliance obligations and well-equipped to meet them.

We also have a Human Rights Policy and a Vendor Code of Conduct, and the Board oversees our compliance with these policies. Generally, the Human Rights Policy sets forth the Company’s commitment to promoting the protection of human rights through its business dealings and treating customers, employees and vendors with dignity. The Vendor Code of Conduct establishes minimum standards that must be met by all manufacturers, distributors, vendors and other suppliers regarding their treatment of workers, workplace safety and ethical business practices. In October 2024, the Board amended these documents in order to formally memorialize the Company’s commitment to internationally recognized human and workers’ rights, add various expectations of the Company’s vendors, and clarify the Company’s stance on economic inclusion and diversity, child labor and collective bargaining, among other improvements.

Our compliance team has developed and implemented a number of internal policies and procedures related to medical billing and coding compliance activity. These policies and procedures address, among other topics, customers’ external auditing activity, Medicare Credit Balance identification, timely resolution, reporting and internal auditing of these matters. Periodically, the directors receive in-depth education on the elements of an effective medical billing and coding compliance program, as well as their compliance oversight responsibilities.

Copies of these documents and policies are available on our website at http://investors.trubridge.com under “Corporate Governance.”

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has nine members, Nasdaq requires that five or more of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC. Pursuant to the charter of the Innovation and Technology Committee of the Board, the members of such committee must also qualify as independent under Nasdaq’s listing standards.

The Board of Directors has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that all of the directors are independent, except Mr. Fowler, the Company’s President and Chief Executive Officer, and Mr. Dye, the Company’s former Chief Operating Officer. Additionally, the Board determined that each current member of the Audit, Compensation, Nominating and Corporate Governance, and Innovation and Technology Committees, as well as each director who served on any of the committees during 2024, also satisfies the independence tests referenced above.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy requiring the separation or combination of the CEO and Chairperson roles, but these positions have been separated since the Company’s initial public offering in 2002. Glenn P. Tobin has served as the independent Chairperson of the Board since April 2019. The Board has determined that it is in the best interests of the Company’s stockholders at this time to have an independent director serve as Chairperson of the Board. The Board believes this leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairperson facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as executive compensation, company performance, and management development and succession planning, and leads our Board’s consideration of key governance matters. As the Chairperson, Mr. Tobin presides at all meetings of the Board, including executive sessions of the independent directors, sets the agendas for Board meetings in consultation with the CEO and other directors, communicates the Board’s feedback to the CEO and communicates on behalf of the Board with various constituencies involved with the Company. In the event that the Chairperson of the Board is not independent, the Board can elect an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as set forth in the Lead Director Charter.

Executive Sessions

Executive sessions of the independent directors of the Board of Directors are to be held following each regular quarterly Board meeting and otherwise as needed. Such sessions are chaired by the Chairperson of the Board, if such individual is independent under Nasdaq’s listing standards, by the lead independent director, if the Chairperson is not independent, or in the absence of an independent Chairperson or a lead independent director, by an independent director selected by a majority of the independent directors. The chairperson of the executive sessions also establishes agendas for such sessions.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board believes that an effective risk management system should be focused on (1) timely identifying the material risks that the Company faces, (2) communicating necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implementing appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrating risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee has developed a risk management oversight program that is designed to assist the Board and management in identifying and prioritizing the Company’s material risks and, for each risk, assigning responsibility for oversight and designing and monitoring the status of a risk mitigation plan. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee reviews our risks related to the Company’s financial assets and liabilities, accounting and financial reporting. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board, as well as the Company’s efforts related to ESG policies and strategy and ESG trends that may affect the Company’s business, operations, performance or public image.

In connection with its oversight responsibility with respect to cybersecurity risks facing the Company, the Board authorized in 2017 the formation of a Cybersecurity Committee, which is now known as the Governance, Risk & Compliance (“GRC”) Committee. The GRC Committee is currently comprised of the Chief Technology and Innovation Officer, Chief Financial Officer, General Managers of the business units, Corporate Security Officer, Corporate Privacy Officer, and General Counsel and Corporate Compliance Officer. The GRC Committee generally meets weekly, and has a formal meeting quarterly, to discuss the primary security and compliance-related risks currently facing the Company, including cybersecurity risks. The General Counsel and Corporate Compliance Officer then provides updates to the Board at each regular quarterly meeting. In 2020, the Board created the Innovation and Technology Committee to aid the Board in its duties to assess and oversee the management of risks in the areas of information technology, information and data security, cybersecurity, disaster recovery, data privacy and business continuity. This committee oversees the GRC Committee’s activities relating to information technology and cybersecurity matters, and seeks to enhance communication and coordination of efforts between the Board and management in these areas.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairperson regularly discusses with management the material risks facing the Company. The Chairperson is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Corporate Social Responsibility

The Company is dedicated to acting as a responsible corporate citizen. To that end, the Board has committed to prioritizing and regularly reviewing the Company’s strategy and performance related to various environmental, social and governance (“ESG”) issues. In 2020, the Board tasked the Nominating and Corporate Governance Committee with assisting the Board in its oversight of the Company’s ESG policies, programs and public disclosures and its review of the Company’s strategy related to ESG matters. The following highlights provide a sampling of the Company’s recent corporate responsibility efforts:

Environmental

•   Reduces environmental impact by embracing remote work arrangements and restricting unnecessary business travel

•   Promotes energy efficiency in all areas of business activity, including installing high-efficiency LED lights at its locations

•   Minimizes pollution and waste by proactively promoting reduction, reuse and recycling program

•   Makes efficient and environmentally responsible use of energy, water and other natural resources

Social

•   Formed TeamIDEA in 2020, which is an employee-led council with the mission to promote a culture of collaboration and global understanding, enabling employee engagement and strong business performance

•   Women serve in a number of executive leadership positions, including as Chief Sales Officer, Chief People Officer, Chief Marketing Officer and the General Manager of the Financial Health business unit

•   Hired a Chief People Officer who is responsible for driving cultural change within TruBridge to foster the culture of innovation and inclusiveness that serves as our end-goal

•   Instituted a formal process for management evaluations, talent management and succession planning that is overseen by the Compensation Committee

•   Launched Accelerate 2.0 in 2023, a customized Leadership Development program, for 105 People Leaders

•   Conduct “employee-listening” surveys that utilize employee net promoter scores to inform employee and culture-related strategic initiatives – Workplace Culture scored positively with 75% of respondents indicating they intend to stay at the Company

•   On average, each employee completed 13 hours of training in 2024, covering topics such as leadership development, technical skills, and compliance

•   Continue offering remote working arrangements in recognition of the benefits of this flexibility to both employees and the Company

Governance

•   Conducts anti-corruption and anti-bribery training for all employees, and new employees must complete such training upon their hiring

•   Periodic training for the Board regarding effective medical billing and coding compliance and related oversight responsibilities

•   Confirmed that all of its domestic and international agent agreements comply with the Company’s anti-corruption and anti-bribery policies

•   Achieved ISO 27001 certification in 2020, demonstrating a commitment to meeting the highest standards for information security management

•   Adopted a Vendor Code of Conduct to establish expectations of ethical conduct on the part of our suppliers in service of the Company’s integrity, accountability and transparency

•   Also adopted a Human Rights Policy to express in writing our commitment to promoting human rights and treating customers, employees and vendors with dignity

Management Succession Planning and Strategic Planning

The Compensation Committee oversees formal succession planning for the CEO and senior management team. The annual succession planning process is led by the Chief People Officer and is used to evaluate the CEO and other members of management. The Chief People Officer has prioritized enhancing management’s focus on talent management practices, knowing that succession planning is a critical component to the Company becoming a productive and sophisticated organization with innovative and empowered personnel. The Compensation Committee and the Chief People Officer have implemented a “succession planning roadmap,” which includes assessing leadership demands, identifying succession candidates, preparing role and transition requirements, and tracking the plan continuously. Senior management position profiles are built by connecting business priorities to leadership considerations and considering values and leadership competencies.

The Board and senior management team meet annually to review the Company’s strategic plan in depth. During this session, the Board and management review the Company’s vision, as well as the Company’s strategic plan for the next three to five years. The group has extensive discussions regarding the Company’s primary strategic drivers and a specific plan for how management can execute on these growth and efficiency initiatives. The Board also engages in discussion regarding various aspects of the Company’s corporate strategy, including major business and organizational initiatives and potential business development opportunities, at each regular meeting.

Board Structure and Committees

Our Board of Directors is currently divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his or her successor is elected and qualified. As more fully described in Proposal 2, we are asking our stockholders to approve the proposed Declassification Amendment to our Current Charter to declassify the Board by eliminating its three classes and providing for the annual election of all directors commencing at the 2026 Annual Meeting of Stockholders. This description of the proposed changes to the Current Charter is qualified in its entirety by reference to the Declassification Amendment, which is set forth in Appendix A of this Proxy Statement. If the Declassification Amendment is not approved by our stockholders, then the Board of Directors will remain classified.

The Company has four standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Innovation and Technology Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board. Each of the standing committees operates under a written charter adopted by the Board, which are available on the Company’s website at http://investors.trubridge.com under “Corporate Governance.” The Nominating and Corporate Governance Committee is responsible for evaluating the membership of the committees and making recommendations to the Board regarding the same, which it does annually following a review of the Board’s current competencies. This periodic review of each director’s specific skills and experience allows the Nominating and Corporate Governance Committee to ensure that the committees are organized for optimal effectiveness.

The Board of Directors met 16 times in 2024. None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held in 2024 while he or she was a director and (b) the total number of meetings of the committees of the Board held in 2024 during his or her membership on such committee or committees. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our directors attended the 2024 Annual Meeting of Stockholders that were directors at that time.

The current members and responsibilities of the standing committees of the Board, as well as the number of meetings that each committee held during 2024, are set forth in the tables below:

Audit Committee	Current Members
Roles and Responsibilities:	Mark V. Anquillare (Chairperson) Regina M. Benjamin Amy K. O’Keefe Number of Meetings in 2024: 5

•  Assist the Board in fulfilling its responsibility of overseeing management’s conduct of the Company’s financial reporting process, including by appointing, determining the compensation of, and overseeing the work of the Company’s independent auditor;

•  Review and discuss with management and the Company’s independent auditor the Company’s annual and quarterly financial statements, including their judgment about the quality of accounting principles, as well as the Company’s earnings releases and the use of non-GAAP metrics;

•  Recommend to the Board that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K and prepare the report of the Committee required to be included in the Company’s annual proxy statement;

•  Review any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, as well as all material off-balance sheet transactions and other relationships of the Company that could have a material effect on the Company’s financial condition;

•  Oversee and evaluate the performance of the Company’s internal audit function, including the chief audit executive or individual performing a similar function, and approve significant aspects of any outsourced arrangements with respect to the internal audit function;

•  Review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations;

•  Coordinate the Board’s oversight of the Company’s risk-management program, including the process by which management assesses, prioritizes and manages the Company’s material risks;

•  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•  Review, approve and conduct appropriate oversight of all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K) pursuant to Nasdaq rules.

Independence and Audit Committee Financial Experts
All of the members of the Audit Committee qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules. The Board has determined that each of Mark V. Anquillare and Amy K. O’Keefe qualifies as an “audit committee financial expert” as defined by the applicable SEC rules.

Compensation Committee	Current Members
Roles and Responsibilities:	Mark V. Anquillare (Chairperson) Jerry G. Canada Christopher T. Hjelm Amy K. O’Keefe Number of Meetings in 2024: 7

•  Review, approve and recommend to the Board for approval the salaries and other compensation of the Company’s executive officers and oversee and administer the Company’s equity-based plans and executive cash incentive plans;

•  Review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation;

•  Review and make recommendations to the Board regarding the results of the most recent say-on-pay vote and the frequency at which such votes should be held;

•  Oversee, in connection with the Nominating and Corporate Governance Committee, engagement with stockholders and proxy advisory firms on executive compensation matters;

•  Develop and recommend to the Board the approval of one or more policies for the recovery or clawback of erroneously paid incentive-based compensation;

•  Review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs;

•  Provide and approve the Compensation Committee Report to be included in the Company’s annual proxy statement;

•  Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the rules of the SEC and, based on such review and discussion, recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or the Company’s annual proxy statement;

•  Review, in consultation with the CEO and the Board, management’s short- and long-term leadership development and succession plans and processes; and

•  Oversee the Company’s talent recruitment, human capital management and retention efforts.

Independence
All of the members of the Compensation Committee qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules.
Compensation Risk Evaluation
The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded, and informed the Board of Directors of its conclusion, that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee	Current Members
Roles and Responsibilities:	Regina M. Benjamin (Chairperson) Christopher T. Hjelm Glenn P. Tobin Andris Upitis Number of Meetings in 2024: 10

•  Make recommendations to the Board regarding the composition of the Board, including such matters as (a) the size of the Board; (b) the mix of inside and outside directors; (c) the Board’s criteria for selecting new directors; (d) the retirement policy for members of the Board; and (e) the independence of existing and prospective Board members;

•  Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommend director nominees for approval by the Board;

•  Evaluate the nature, structure, operations and procedures of other Board committees and make recommendations to the Board as to qualifications of members of the Board’s committees and committee member appointment and removal, including whether to accept any resignation letter tendered in accordance with the Company’s Director Resignation Policy;

•  Review and discuss with the Board and management, as applicable, the Company’s ESG policies, programs and public disclosures, and review the Company’s strategy related to ESG matters;

•  Review and make recommendations to the Board with respect to stockholder proposals related to corporate governance and related matters;

•  Develop with management and monitor the process of orienting new directors and continuing education for existing directors;

•  Oversee the structure of corporate governance of the Company, including overseeing and reassessing the adequacy of the Corporate Governance Guidelines, and recommending to the Board for approval any changes to the Guidelines the Committee believes are appropriate;

•  Oversee the evaluation of the Board and each Board committee; and

•  Oversee succession planning for the Board and Board leadership and evaluate various Board succession issues, including refreshment mechanisms, in connection with the Committee’s determinations regarding whether directors continue to be a strong fit for the Board and have skills relevant and necessary to the evolving direction of the Company.

Independence
All of the members of the Nominating and Corporate Governance Committee qualify as independent under applicable Nasdaq listing standards.

Innovation and Technology Committee	Current Members
Roles and Responsibilities:	Christopher T. Hjelm (Chairperson) Mark V. Anquillare Glenn P. Tobin Number of Meetings in 2024: 4

•   Review and discuss with management its assessment and management of technology risks and tolerances in the areas of information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity, as well as guidelines, policies and processes for monitoring and mitigating such risks;

•   Review the Company’s Incident Response Policy, Incident Response Guidance, and related policies and documents, and assess the Company’s preparedness for cybersecurity incidents;

•   Review and address, as appropriate, management’s corrective actions for technology risk process deficiencies that arise;

•   Establish appropriate frequency and content of reporting from management to the Board concerning all areas of technology risk;

•   Review and discuss with management the Company’s innovation and technology strategy, budget and key initiatives, and make recommendations to the Board with respect to the scope, direction, quality, investment levels and execution of the Company’s innovation and technology strategy;

•   Monitor and discuss with management existing and future trends in information technology and relevant markets that may affect the Company’s strategic plans;

•   Oversee the activities of the Company’s internal Governance, Risk & Compliance Committee relating to information technology and cybersecurity matters, and in collaboration with the Governance, Risk & Compliance Committee and the Audit Committee, assess the Company’s disclosure regarding cybersecurity incidents and risk management;

•   Provide guidance to management on technology as it may pertain to, among other things, innovation; market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies; and

•   Review the adequacy of insurance coverage for losses associated with cybersecurity breaches.

Independence
All of the members of the Innovation and Technology Committee qualify as independent under applicable Nasdaq listing standards.

Consideration of Director Nominees

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by Nasdaq’s listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, diversity, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Additionally, the Nominating and Corporate Governance Committee is authorized under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). In 2024, the Nominating and Corporate Governance Committee retained a search firm for a fee to help identify qualified candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the Chairperson of the Nominating and Corporate Governance Committee of TruBridge, Inc., c/o Corporate Secretary, 54 St. Emanuel Street, Mobile, Alabama 36602:

•	The name of the recommended person;

•

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 2.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the information and timing requirements of Rule 14a-19 under the Exchange Act. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded. You may find the Company’s Bylaws by going to the Company’s website at http://investors.trubridge.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 54 St. Emanuel Street, Mobile, Alabama 36602.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of the Company, during 2024 was comprised of Mr. Anquillare, Mr. Hjelm, Mr. Tobin (until February 7, 2024), Ms. Warren (until November 15, 2024) and Ms. O’Keefe (beginning November 15, 2024). No member of our Compensation Committee during 2024 was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

During 2024, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Equity Ownership and Retention Requirements for Non-Employee Directors

TruBridge has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. Under the current stock ownership policy, directors have until five years from the date of such director’s election to acquire and beneficially own shares of TruBridge common stock with a value equal to at least five times the director’s annual retainer. Additionally, non-employee directors are required to retain all of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The amended Corporate Governance Guidelines are available on our website at http://investors.trubridge.com under “Corporate Governance.”

The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year (a “Determination Date”) based on the fair market value of such shares. If a director satisfies the ownership requirement as of a Determination Date within five years from the date of such director’s election, the director will be deemed to be in compliance with the ownership requirement so long as he or she continues to own not less than the number of shares required to be owned on such Determination Date (this is known as the “Once Met, Always Met” stock ownership guideline approach). If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-based restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guideline. All of the Company’s non-employee directors currently satisfy the stock ownership guidelines, consistent with the applicable time periods the directors have to achieve the required ownership levels.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) provides information about the material components of our executive compensation programs for our named executive officers (“NEOs”), whose compensation is set forth in the 2024 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

-	Christopher L. Fowler, President and Chief Executive Officer
-	Vinay Bassi, Chief Financial Officer
-	David A. Dye, Former Chief Operating Officer (whose employment with the Company terminated as of December 31, 2024)
-	Dawn M. Severance, Chief Sales Officer
-	Wes D. Cronkite, Chief Technology & Innovation Officer

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders, and to reward Company performance and/or behavior that enhances stockholder returns. This CD&A explains the compensation decisions that the Compensation Committee of the Board of Directors made in 2024 and early 2025 for our NEOs.

Executive Summary

The Compensation Committee believes that the Company’s management made significant strides in 2024 and built a solid foundation for future growth. Throughout 2024, the Company started experiencing the benefits of operational and financial process improvements, including increased bookings and Adjusted EBITDA margin, key operational metrics used by management to assess the relative success of our efforts. The Company’s management remains committed to taking purposeful actions to continue to improve our processes and to transform and strengthen the Company. The Board and management believe that these actions will help the Company to continue building in 2025 with strong financial and operational outcomes, and set the Company on an ascendant trajectory for the coming years. Highlights of the Company’s accomplishments during 2024 are as follows:

•	Managed large and loyal customer base with high recurring revenues;

•

Experienced overall revenue growth of 5% in 2024, adjusted for the sale of American HealthTech, Inc. (“AHT”) in January 2024, with continued growth in the Company’s Financial Health business leading to this business unit contributing 64% of revenue;

•

Experienced net income growth of 50%, Adjusted EBITDA* growth of 17% (adjusted for the sale of AHT), and Adjusted EBITDA* margins growth of 225 bps in 2024 (also as adjusted), due to revenue growth and management’s focus on cost optimization;

•

Improved cash flow from operations by $31 million in 2024, driven primarily by revenue and Adjusted EBITDA* growth, stronger collections efforts and working capital management, and lower capital expenditures;

•	Delivered a total shareholder return (“TSR”) in excess of 75% for the year ended December 31, 2024;

•	Paid down $23 million of debt principal incremental to normal amortization payments, improving the leverage ratio to 3.0x by the fourth quarter of 2024;

•

Substantial progress in integrating Viewgol, LLC, reflecting management’s continued focus on building a global workforce, expanding the addressable market into the ambulatory setting and diversifying the Financial Health business; and

•	Continued organizational realignment at the senior management level, including changes in leadership.

*	See the accompanying 2024 Annual Report to Stockholders for a discussion of our use of “Adjusted EBITDA,” a non-GAAP financial measure, and a reconciliation of Adjusted EBITDA to net income.

Due to the Company’s financial and operational performance in 2024, the Compensation Committee determined that it was appropriate to approve the payout of the annual performance-based cash incentive awards at the actual level of performance, resulting in the participants receiving between 95.0% and 104.0% of their target awards. The Compensation Committee also certified the payout of the performance share awards for the 2022-2024 performance period at 0%.

When establishing the elements and levels of the 2025 executive compensation program, the Compensation Committee took into account the strong efforts of management, including our NEOs, throughout 2024. The Committee decided that it was appropriate to continue to utilize the performance metrics that were introduced in 2024 in order to focus management’s efforts on profitability, revenue growth and operating cash flows, as well as individual goals that recognize the impact that individual members of management can have on different performance metrics.

Compensation Philosophy and Objectives

The primary goal of our compensation program is to align the interests of our executives with those of our stockholders. We believe the best way to do that is to use performance metrics aligned with the Company’s corporate strategy and to have a large share of executive compensation at risk and measured against the most important of our short- and long-term goals. The metrics that our Compensation Committee has chosen to utilize in the compensation program are intended to focus our executives on growth, profitability, and returns to stockholders.

Our compensation program incorporates the following fundamental objectives from our corporate strategy:

➢

Cross-sell our Financial Health solutions and services into our sizeable existing Patient Care customer base and expand our Financial Health market share with sales to new community hospitals and larger health systems;

➢	Maintain and grow our Patient Care customer bases in the acute care segment, including expanding subscription-based software offerings and new solutions;

➢	Improve customer satisfaction in order to drive higher retention for both the Financial Health and Patient Care business segments;

➢	Be distinctive in understanding and meeting the needs of customers in our chosen segments;

➢	Provide additional value-added products and services to customers in order to drive ongoing cross-selling opportunities, particularly through TruBridge service offerings;

➢

Focus on operating cash flows by improving margins, which can be achieved with careful attention to efficiencies that can lead to sustained cost reduction and a metric-driven capital allocation strategy; and

➢	Successfully execute and integrate our inorganic mergers and acquisition activities.

Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success. In order to attract and retain the highest quality executive talent, we consider the 50th percentile of compensation paid by our peers and other market data sources and seek to offer a competitive total direct compensation package (consisting of base salary, annual cash incentive and long-term equity incentive awards) to our executives.

The principal components of compensation for our NEOs include:

•

Base Salary: Fixed compensation designed to attract and retain leadership talent. Additionally, of the NEOs identified in the Summary Compensation Table on page 39 of this Proxy Statement, the base salary of Dawn M. Severance consists in part of commissions, which are based on sales production performance against specific bookings goals.

•

Annual Cash Incentive Compensation: Variable, performance-based compensation intended to provide our NEOs with a financial incentive to achieve critical short-term performance objectives that drive increases in long-term shareholder value.

•	Long-Term Equity Incentive Awards: Variable compensation designed to align a portion of executive compensation with the Company’s longer-term operational performance, as well as share price growth.

Under the Company’s 2019 Incentive Plan (as amended, the “2019 Incentive Plan”), the Compensation Committee is able to grant time-based and performance-based equity awards and performance-based cash incentive awards. The Compensation Committee has granted performance share awards and performance-based annual cash bonus awards under the Company’s incentive plans (the “Plans”) in order to further link executive compensation with the performance of the Company, and the Compensation Committee has granted time-based restricted stock awards under the Plans in order to align management’s financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent and that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business. We also believe that our compensation program is competitive enough to allow us to attract new executive talent as needed in order to help deliver on the Company’s strategy.

Stockholder Engagement and Consideration of Prior Stockholder Advisory Votes

We engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. The feedback we receive through our stockholder relations and stockholder outreach programs enhances our understanding of our stockholders’ views. The Board and senior management remain committed to open and transparent communication and engagement with our stockholders and take all feedback into consideration when evaluating our compensation program design. Additionally, we provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At each of the Annual Meetings of Stockholders from 2015 through 2023, over 92% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting. The “say-on-pay” proposal received support from 84% of the votes cast at the 2024 Annual Meeting of Stockholders, primarily due to one large stockholder voting against all management proposals (except ratification of the appointment of the Company’s independent registered public accountants). Our Compensation Committee considered this historically high level of stockholder support when setting the compensation for 2024 and 2025, and determined that the executive compensation program and incentive designs remain appropriate.

Oversight of Executive Compensation

Our Compensation Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as validating and benchmarking the compensation and benefits provided to our NEOs. Our Compensation Committee is currently comprised solely of independent directors and has oversight of the executive compensation program. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors, on an annual basis. The Compensation Committee determines incentive compensation targets and awards and makes grants of restricted stock and other awards under the Plans.

In determining the compensation of the NEOs, the Compensation Committee takes into account current compensation levels, Company and individual performance, peer group benchmarking and competitive market data. The Committee does not use a formula to weigh these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and determines payouts based on that performance.

Role of Executive Officers in Compensation Decisions

Our CEO and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, commission arrangements, bonuses and equity compensation grants for the remainder of our executives. Neither the CEO nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage the services of outside advisors. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in making compensation decisions applicable to the Company’s executive officers and non-employee directors. In this role, FW Cook renders services specifically requested by the Compensation Committee, which have included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In addition, FW Cook provides advice to the Compensation Committee on the compensation elements and levels for non-employee directors. The Company did not engage FW Cook for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors, and FW Cook has not performed any other services for the Company. The Compensation Committee assessed FW Cook’s independence based on various factors and has determined that FW Cook’s engagement and the services provided by FW Cook to the Compensation Committee did not raise any conflict of interest.

Peer Group and Benchmarking

FW Cook provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. In considering the competitive environment, the Committee reviews compensation information disclosed by a peer group of comparatively sized companies with which we compete for business and executive talent, and the composition of the peer group is reviewed annually to ensure that each company remains appropriate for inclusion. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies that provide services in the health care technology, application software, research and consulting, and other healthcare-related industries and are of a similar size as the Company (as measured by revenue, EBITDA and market capitalization).

The Compensation Committee also considers information derived from published survey data that compares the elements of each executive officer’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information and size-adjusts the published survey data to reflect our revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each executive officer. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

The 14-company peer group used by the Compensation Committee for 2024 pay actions is shown in the table below:

Company Name	Ticker
Accolade, Inc.	ACCD
American Software, Inc.	AMSWA
CareMax, Inc.	CMAX
CorVel Corporation	CRVL
DLH Holdings Corp.	DLHC
Health Catalyst, Inc.	HCAT
Healthstream Inc.	HSTM
Model N, Inc.	MODN
National Research Corp.	NRC
NextGen Healthcare, Inc.	NXGN
Phreesia, Inc.	PHR
PROS Holdings, Inc.	PRO
RCM Technologies Inc.	RCMT
Tabula Rasa HealthCare, Inc.	TRHC

Elements Used to Achieve Compensation Objectives

The compensation of our NEOs consists of base salaries, annual performance-based cash bonuses, long-term incentive awards and employee benefits, as described below. Our NEO who is responsible for sales also receives commissions as described under “—Sales Commissions.” Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to the various award agreements under the Plans, as described below under “Potential Payments Upon Termination or Change in Control.”

Base Salaries. Each NEO’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s tenure and performance, and also takes into account the amount of other elements of compensation. In March 2024, the Compensation Committee determined that it was appropriate to maintain the 2023 base salaries in 2024 (with the exception of Mr. Cronkite as noted below). The 2024 base salaries of our NEOs were:

•	Christopher L. Fowler: $618,000
•	Vinay Bassi: $500,000
•	David A. Dye: $515,000
•	Dawn M. Severance: $350,000 (excluding her sales-based commissions)
•	Wes D. Cronkite: $360,500 (increased from $360,000 in 2023)

The amount of any future increase or decrease in base salary will be considered based on the above-mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Annual Performance-Based Cash Bonuses. In order to further align the interests of the executives with those of the stockholders, the Compensation Committee granted performance-based cash bonus awards to each NEO. Each NEO was granted a target incentive amount, with the actual incentive earned to be calculated based on three key financial and operational metrics, as well as individual goals (except with respect to Mr. Fowler, who does not have an individual goal component to his award, and Ms. Severance, whose award is described below under “—Performance-Based Cash Bonus for Chief Sales Officer”):

“Adjusted EBITDA” is a non-GAAP financial measure that consists of GAAP net income as reported, adjusted for (i) deferred revenue purchase and other accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangibles; (v) impairment of goodwill; (vi) impairment of trademark intangibles; (vii) stock-based compensation; (viii) severance and other non-recurring charges; (ix) interest expense and other, net; (x) gain on contingent consideration; and (xi) the provision for income taxes.

“Adjusted Operating Cash Flows” is defined as Adjusted EBITDA less investment in software development. The Committee incorporated adjusted operating cash flows as a performance metric beginning in 2024 to reflect management’s commitment to improving the quality of reported earnings and increasing cash flows through increased rigor and focus on capitalized software investments.

“Total revenue” is defined as the total amount of all revenue reported. The Committee incorporated total revenue as a performance metric beginning in 2024 because revenue represents a key metric both internally for management and externally when assessing the health and growth of the organization.

The weightings of the performance metrics applicable to the performance-based cash bonus awards granted in 2024 and the threshold, target and maximum levels for such performance metrics were as follows (except with respect to Mr. Fowler, who does not have an individual goal component to his award, and Ms. Severance, whose award is described below under “—Performance-Based Cash Bonus for Chief Sales Officer”):

Performance Measure	Percentage of Target Award Opportunity (1)	Threshold Goal	Target Goal	Maximum Goal
Adjusted EBITDA	30%	$47.687 million (50% of target)	$51.187 million	$58.782 million (200% of target)
Total Revenue	30%	$347.038 million (50% of target)	$353.038 million	$366.338 million (200% of target)
Adjusted Operating Cash Flows	20%	$25.615 million (50% of target)	$28.759 million	$35.922 million (200% of target)
Individual Goals	20%	(2)	(2)	(2)
Percentage Earned of Target Award Attributable to Performance Measure	—	10% (3)	100%	200%

(1)

Mr. Fowler’s performance-based cash bonus award does not incorporate individual goals. The weightings of the performance metrics applicable to his bonus award are as follows: Adjusted EBITDA – 37.5%, Total Revenue – 37.5%, and Adjusted Operating Cash Flows – 25%.

(2)	In order to receive any payout associated with the individual goals, the threshold performance goal for Adjusted EBITDA must have been achieved.
(3)	The minimum award that may be earned is 10% of target, which would occur if the threshold level of Adjusted Operating Cash Flows was achieved and none of the other performance thresholds were reached.

The Compensation Committee decided to set the target goals for each of the performance measures consistent with the Company’s internal budget in order to drive strong performance and focus management on increasing long-term stockholder value. The Company linearly interpolates between the threshold, target and maximum award amounts.

The Committee chose to incorporate individual goals into the cash incentive program beginning in 2023 in order to support the Company’s strategic objectives and recognize each NEO’s specific contributions toward the Company’s success. Each NEO’s goals were established by the Committee, and Mr. Fowler provided input as to the goals for the other NEOs. Below is a summary of each NEO’s primary objectives for 2024 (except for Mr. Fowler and Ms. Severance, whose performance-based cash bonuses do not incorporate individual goals):

➢	Vinay Bassi:
○	Develop a financial strategy that supports scalable growth, profitability, and sustainable cash flow
○	Ensure accurate bookings and revenue forecasting to support strategic decision making
○	Maintain strong balance sheet health by managing debt, liquidity, and working capital
○	Strengthen relationships with investor, lenders, and analysts to ensure transparent communications
➢	David A. Dye:
○	Align operations with sales and finance to drive increased bookings and revenue recognition
○	Strengthen customer onboarding implementation, and support to enhance retention and satisfaction
○	Identify and implement cost-saving initiatives without compromising quality and service delivery
○	Grow our global footprint with the integration of Viewgol and offshore expansion
➢	Wes D. Cronkite:
○	Advance the Company’s technology functions, including enterprise platforms, technology infrastructure, and information security
○	Integrate automation to enhance productivity and reduce cost across the Business Units
○	Drive cloud adoption and hybrid cloud strategies

Actual Results

The Company achieved the following performance levels in 2024, which resulted in the NEOs receiving annual cash incentive awards in amounts equal to between 95.0% and 104.0% of target:

Performance Measure	Target	Actual Achievement	Resulting Weighted Payout %
Adjusted EBITDA	$51.187 million	$53.667 million	40%
Total Revenue	$353.038 million	$339.166 million	0%
Adjusted Operating Cash Flows	$28.759 million	$36.522 million	40%
Individual Goals	(1)	(1)	15-24%

(1)

The Committee exercised its discretion to determine how each NEO performed against his individual goal. Mr. Fowler provided input regarding the level of achievement of the other NEOs. Each NEO achieved 75%, 100%, 110% or 120% of his or her individual goals, resulting in payouts of 15%, 20%, 22% and 24%, respectively, for this metric.

The individual target cash bonus amounts for the NEOs, as well as the target bonus amount as a percentage of such NEOs’ base salaries and the actual cash bonuses paid, were as follows:

Name	Target Cash Bonus (as a % of Base Salary)	Target Cash Bonus Amount	Actual Cash Bonus Paid
Christopher L. Fowler	73%	$451,140	$451,140
Vinay Bassi	45%	$225,000	$234,000
David A. Dye	56%	$288,400	$288,400
Dawn M. Severance	60%	$210,000 (1)	$210,000
Wes D. Cronkite	40%	$144,200	$136,990

(1)	This was the portion of Ms. Severance’s performance-based cash bonus tied to the Company’s performance against its budgeted 2024 Adjusted EBITDA, as described immediately below.

Performance-Based Cash Bonus for Chief Sales Officer

Dawn M. Severance, the Company’s Chief Sales Officer, is responsible for overseeing all of the Company’s sales efforts across the various business units and, as such, a portion of her performance-based cash bonus award is comprised of sales commissions. During 2024, Ms. Severance was eligible to earn a total target cash bonus of $350,000 as follows:

➢	60% of Ms. Severance’s performance-based cash bonus (target of $210,000) was based on the Company’s achievement against its budgeted 2024 Adjusted EBITDA (the Management Incentive Program (“MIP”); and

➢

40% of Ms. Severance’s performance-based cash bonus (target of $140,000) was based on Ms. Severance’s sales teams’ production performance against an annual bookings goal (the Sales Incentive Program (“SIP”)). On sales below the bookings goal, Ms. Severance earned 1.0% of the SIP target incentive per 1.0% of performance against the bookings goal. On sales above the bookings goal, Ms. Severance earned 1.5% of the SIP target incentive for every additional 1.0% of performance against the bookings goal.

The portion of Ms. Severance’s cash bonus based on the MIP was subject to the same threshold, target and maximum performance levels set forth above. There were no threshold, target or maximum amounts established for the calculation of the SIP incentive payment.

The Company reports Ms. Severance’s actual MIP incentive payment in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39 and Ms. Severance’s actual SIP incentive payment in the “Salary” column of the Summary Compensation Table. The Compensation Committee approved the specific sales metrics for Ms. Severance’s commission and incentive payment arrangements based on input from the CEO and the estimated amount of total compensation that would be payable based on historical sales information.

Long-Term Incentive Awards. We make long-term grants of equity compensation to executive officers in order to align their interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. The Committee considers many factors in determining the appropriate mix of long-term equity awards in order to retain, incentivize and appropriately reward executives for the creation of value for stockholders. The Compensation Committee believes that greater weight should be placed on performance based awards and, therefore, issues 60% of the annual long-term incentive grant in the form of performance share awards and 40% in the form of time-based restricted stock.

Performance Share Awards – 60% of Long-term Incentive Grants

The Compensation Committee granted performance share awards to our NEOs on March 15, 2024 (the “2024 PSAs”). The actual number of performance shares earned will be calculated based on the Company’s cumulative Adjusted Operating Cash Flows (as defined above) over the three-year (2024 – 2026) performance period. The Committee chose to use Adjusted Operating Cash Flows instead of Adjusted EPS as the performance metric for performance shares granted in 2024 in order to reflect management’s commitment to improving the quality of reported earnings and increasing cash flows through increased rigor and focus on capitalized software investments. The target number of 2024 PSAs was determined by calculating the total number of shares to be granted, then allocating this pool of shares among the participants, as described below under “Equity Grant Practices.” The eligible NEOs will earn 50% of their target award if the Company’s cumulative Adjusted Operating Cash Flows are 87% of target, 100% of their target award if the Company’s cumulative Adjusted Operating Cash Flows are 100% of target, and 200% of their target award if the Company’s cumulative Adjusted Operating Cash Flows are 118% or more of target. The Compensation Committee set the target Adjusted Operating Cash Flows at a level that aligned with the Company’s long-term strategic plan and reflected a reasonably difficult level to achieve. The Company interpolates between these threshold, target and maximum award amounts.

The Compensation Committee approved grants of performance share awards to the NEOs as follows:

Name	Target Number of 2024 PSAs	Target Value of 2024 PSAs
Christopher L. Fowler	74,776	$750,000
Vinay Bassi	49,352	$495,000
David A. Dye (1)	42,823	$429,510
Dawn M. Severance	20,728	$207,900
Wes D. Cronkite	30,191	$302,820

(1)

Pursuant to Mr. Dye’s Executive Severance Agreement (described below), he is eligible to receive a pro rata portion of his outstanding performance share awards based on the degree of attainment of the applicable performance goals at the end of the applicable performance period. As Mr. Dye’s employment with the Company terminated as of December 31, 2024, he remains eligible to receive one-third (1/3) of the target number of PSAs set forth above. The remaining PSAs have been forfeited.

The Compensation Committee will apply a “TSR Modifier” (as hereinafter defined) to the number of performance shares earned to arrive at the final number of shares to be issued. The “TSR Modifier” is based on the Company’s total shareholder return (“TSR”) relative to the Russell 2000 Index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% to further align compensation paid to our executives with returns generated for our stockholders. However, the total number of performance shares ultimately issued cannot exceed 200% of target.

2022 Performance Share Awards – Actual Results
In March 2022, the Compensation Committee granted performance share awards to each executive officer of the Company, including our NEOs, with the actual number of performance shares to be earned based on the Company’s cumulative growth in Adjusted EPS (as defined below)
over a three-year performance period. The final payout was 0% of target, so these performance share awards were forfeited.
“Adjusted EPS” is
a non-GAAP financial
measure and consists of GAAP net income as reported, adjusted for the after-tax effects
of (i) acquisition-related amortization; (ii) stock-based compensation expense (including any adjustments for excess or deficient tax benefits);
(iii) non-recurring expenses
and transaction-related costs;
and (iv) non-cash charges
to interest expense and other, divided by weighted shares outstanding (diluted) in the applicable period.
Time-Based Restricted Stock – 40% of Long-term Incentive Grants
On March 15, 2024, the Compensation Committee granted time-based restricted stock awards to the NEOs, with one-third
of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 15, 2025. In order to vest in 100% of the shares, the executive must remain employed by the Company as an executive on each vesting date. The individual grants of time-based restricted stock for the NEOs were as follows:

Name	Number of Restricted Shares	Target Value of Award
Christopher L. Fowler	49,850	$500,000
Vinay Bassi	32,901	$330,000
David A. Dye (1)	28,548	$286,340
Dawn M. Severance	13,819	$138,600
Wes D. Cronkite	20,128	$201,880

(1)
Pursuant to Mr. Dye’s Executive Severance Agreement (described below), he is eligible for continued vesting of his outstanding unvested shares of restricted stock during the period in which he is subject to non-competition
and
non-solicitation
covenants, or through June 30, 2026. The shares of restricted stock that remain unvested as of that date will be forfeited.

Equity Grant Practices
Overview
. As discussed above, the Compensation Committee intends to continue to make regular grants of equity that incentivize performance and have retentive effect. All such equity awards will be made under the 2019 Incentive Plan. The Committee intends to continue to grant performance-based equity awards that incorporate performance metrics aligning with the Company’s long-term strategy, as well as use time-based restricted stock awards to enhance retention and alignment with stockholder interests.
Our practice in granting equity is to determine the total number of shares to be granted under the 2019 Incentive Plan in a certain year based on the estimated expense to the Company of the awards and the earnings per share impact of that expense, as well as the total number of shares available for grant under the 2019 Incentive Plan. The Compensation Committee then allocates this pool of shares among the participants based on level and performance and considerations such as retention and competitive compensation levels. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.
Timing of Equity Grants
. We generally grant equity awards in the first quarter of our fiscal year, however, we do not grant stock options or similar awards as part of our equity grants, only shares of time-based restricted stock and performance share awards. In special circumstances, including the hiring or promotion of an individual or where the Committee determines it is in the best interest of the Company, the Committee may approve grants of equity awards at other times. The Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation. No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public
information and ending one business day after the filing or furnishing of such report with the SEC.

Employment and Other Arrangements
Employment Agreement with Mr.
 Fowler
.
On July 1, 2022, the Company entered into an employment agreement with Mr. Fowler (the “Employment Agreement”), concurrently with his appointment as the Company’s President and Chief Executive Officer. The Employment Agreement provided for an initial annual base salary of $600,000 and provides that Mr. Fowler is eligible to receive an annual bonus. Mr. Fowler is eligible to participate in the 2019 Incentive Plan and is entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time, on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable plans.
The Employment Agreement may be terminated by either party at any time and for any reason upon thirty (30) days’ advance written notice. Under the terms of the Employment Agreement, Mr. Fowler is eligible for specified termination payments and benefits in the event of a termination of Mr. Fowler’s employment (i) due to his death or disability, (ii) by Mr. Fowler without good reason, by the Company for cause, or upon a non-renewal of
the Employment Agreement by Mr. Fowler, (iii) by Mr. Fowler for good reason, by the Company without cause, or upon a non-renewal of
the Employment Agreement by the Company, or (iv) by Mr. Fowler for good reason, by the Company without cause, or upon a non-renewal of
the Employment Agreement by the Company within twelve (12) months following a change of control of the Company, subject to his execution and non-revocation of
a release of claims in the Company’s favor and his compliance with confidentiality, non-competition,
non-solicitation,
non-disparagement
and other covenants, all as more specifically provided for in the Employment Agreement and described below under “Potential Payments Upon Termination or Change in Control.” The Company believes that the severance payments and benefits payable under the Employment Agreement are consistent with industry practice.
Executive Severance Agreements with Certain Executive Officers.
The Company has entered into an Executive Severance Agreement (the “Severance Agreement”) with certain members of the Company’s senior management team other than Mr. Fowler, including Mr. Bassi, Mr. Dye, Ms. Severance and Mr. Cronkite (each, an “Executive”). The purposes of the Severance Agreements are to standardize the compensation arrangements among the Company’s senior management team and to aid in the Company’s attraction and retention of executive-level talent, as well as to enhance protections for the Company in connection with executive transitions. Under the Severance Agreement, in the event the Executive is terminated by the Company without “Cause” (as defined in the Severance Agreement), other than within 12 months following a “Change in Control” (as defined in the Severance Agreement) of the Company, the Executive will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) 12 months (18 months, in the case of Mr. Dye) of equal installment payments which are in the aggregate equal to 1 times (1.5 times, in the case of Mr. Dye) the sum of the Executive’s base salary and target bonus for the year in which the termination event occurs; (ii) up to 12 months (18 months, in the case of Mr. Dye) of reimbursements for medical and/or dental continuation coverage; (iii) continued vesting of the Executive’s outstanding unvested shares of restricted stock during the period in which the Executive is subject to non-competition and non-solicitation covenants;
and (iv) a pro rata portion of the Executive’s outstanding cash incentive awards and performance share awards to be calculated in the manner set forth in the applicable award agreements based on the degree of attainment of the applicable performance goals at the end of the applicable performance period, with the amount of the awards, if any, to be pro-rated based
on the number of days that the Executive was employed by the Company during the performance period.
The Board determined Mr. Dye’s termination of employment as of December 31, 2024 to be without “Cause” (as defined in the Severance Agreement), and, as such, he will receive the amounts set forth above, as reflected below under “Potential Payments Upon Termination or Change in Control.”
The Severance Agreement further provides that, in the event the Executive is terminated by the Company without Cause within 12 months following a Change in Control of the Company, the Executive will be eligible to receive, in addition to any accrued but unpaid amounts or benefits, (i) a lump sum payment equal to one and 1.5 times (2 times, in the case of Mr. Dye) the sum of the Executive’s base salary and target bonus for the year in which the termination event occurs; and (ii) up to 12 months (18 months, in the case of Mr. Dye) of reimbursements for medical and/or dental continuation coverage. The Executive’s receipt of severance payments and benefits is subject to the Executive’s execution and non-revocation of
a release of claims in the Company’s favor and compliance with confidentiality, non-disparagement and
other covenants, all as more specifically provided for in the Severance Agreement. Additionally, the Executive’s receipt of severance payments and benefits is subject to the Executive’s compliance with non-competition and non-solicitation covenants
for 12 months (18 months, in the case of Mr. Dye) following the termination event.

Cash Retention Agreement with Mr.
 Bassi
. In addition to the Executive Severance Agreement with Mr. Bassi, the Company entered into a Cash Retention Agreement with Mr. Bassi in connection with his commencement of employment with the Company on January 1, 2024 in order to incentivize Mr. Bassi to remain employed with the Company for a specified period of time. Pursuant to the Cash Retention Agreement, Mr. Bassi received a one-time
sign-on
bonus of $450,000, which was subject to
pro-rata
repayment in the event that Mr. Bassi’s employment terminated with the Company within one (1) year of his start date due to a reason other than death, disability, or termination by the Company without Cause (as defined in the Cash Retention Agreement). The Company believes that this one-time
sign-on
bonus was crucial in attracting Mr. Bassi to the Company, and that his continued employment with the Company will be critical in driving future financial performance. As of the one (1) year anniversary of Mr. Bassi’s start date, Mr. Bassi remained continuously employed with the Company and such repayment obligations under the Cash Retention Agreement were no longer applicable.
Perquisites and Other Benefits
None of our executive officers receive any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.
Our executive officers, including the NEOs, are eligible to participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax
earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2024, we matched employee contributions up to $2,000 per employee.
Our executive officers, including the NEOs, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.
Clawback Policy
Time-based restricted stock awards, performance-based cash bonus awards and performance-based share awards granted under the Plans are subject to recovery or adjustment by the Company as may be required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
In October 2023, we adopted a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act, including all of our NEOs. Under the Clawback Policy, if there is a restatement of our financial results, the Company will recover erroneously awarded incentive compensation from such officers during a three-year lookback period.
Recovery of Erroneously Awarded Compensation
On March 17, 2025, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) disclosing that the financial statements included in the 2024 Form 10-K reflected the corrections of errors to previously issued financial statements, and that the error corrections required a recovery analysis under the Clawback Policy. As disclosed in the 2024 Form 10-K, during the year ended December 31, 2024, the Company reversed revenue from customers that was recognized improperly in the prior year. The Company assessed the materiality of this error on the Company’s previously issued financial statements for the 2023 fiscal year and concluded that this error was not material to the Company’s financial statements for the 2023 fiscal year or any interim periods therein. However, as disclosed in the 2024 10-K, the Company made revisions to the financial statements for the 2023 fiscal year in order to correct the errors, which revisions appear in the 2024 Form 10-K. The Company’s Audit Committee concluded on March 17, 2025 that the financial statements for the 2023 fiscal year should be revised in the 2024 Form 10-K.
In accordance with SEC rules and Nasdaq listing standards, the Clawback Policy applies to incentive-based compensation received on or after October 2, 2023. Any incentive-based compensation received prior to that date is not subject to recovery under the Clawback Policy. The Company is performing a comprehensive analysis of (i) the impact of the revision to the financial statements for the 2023 fiscal year on incentive-based compensation received by its officers (as defined in Rule 16a-1(f) under the Exchange Act) covered by the Clawback Policy related to the 2023 fiscal year, which officers included Mr. Fowler, Mr. Dye, Ms. Severance and Mr. Cronkite, as well as two former officers and one additional current officer (collectively, the “Covered Officers”), and (ii) whether recovery of such incentive-based compensation was required under the Clawback Policy.

Based on the Company’s review of incentive-based compensation received by the Covered Officers on or after October 2, 2023, the Company determined that (i) no recovery was required for the performance share awards granted in 2021 and 2022 (each of which had a three-year performance period that included the 2023 fiscal year), as no portion of those awards were earned irrespective of the corrections made to the 2023 financial statements, and (ii) the corrections resulted in a lower level of growth in recurring revenue between 2022 and 2023 (“Recurring Revenue Growth”), which was one of the financial reporting measures used to calculate the amount of the 2023 annual performance-based cash bonuses that was earned (the “2023 Cash Bonuses”). As a result, a portion of the 2023 Cash Bonuses received by each of the Covered Officers was erroneously awarded and is subject to recovery under the Clawback Policy.
The aggregate dollar amount of erroneously awarded compensation has not yet been determined due to timing constraints caused by the proximity of the conclusion that the Company’s financial statements for the 2023 fiscal year needed to be revised to the finalizing, printing and filing of this Proxy Statement. The Company’s Compensation Committee is undertaking an analysis to determine the aggregate dollar amount of erroneously awarded compensation as a result of the correction to the Company’s financial statements for the 2023 fiscal year and expects to disclose the information required in Item 402(w) of Regulation S-K in its next filing that is required to include such disclosure.
Insider Trading Policy; Prohibition on Pledging and Hedging of Company Stock and Equity Award Repricing
We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted an Insider Trading Policy (the “Policy”) governing all transactions in the Company’s securities by the directors, officers and employees of the Company and any subsidiary that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of the Policy was filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
The Policy prohibits the directors, officers and employees of the Company and any subsidiary from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. The Policy explicitly prohibits short sales and hedging or monetization transactions, including options trading (buying or selling puts or calls or other derivative securities). These restrictions ensure that the NEOs, as well as other Company personnel, cannot offset or hedge against declines in the price of the Company’s common stock they own or have a personal interest in the price of their shares that may be different from the interests of other stockholders generally. None of the Company’s directors or executive officers currently engage in any pledging or hedging transactions.
The Board of Directors and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2019 Incentive Plan provides that the Compensation Committee is not permitted to reduce the exercise price of outstanding stock options or stock appreciation rights; replace any stock option or stock appreciation right with a new award with a lower exercise price; cancel any stock option or stock appreciation right in exchange for cash; or take any other action that would be treated as a repricing under the Nasdaq listing rules.
Equity Ownership and Retention Requirements for Executive Officers
The Board of Directors has always encouraged the Company’s executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. Under the current stock ownership policy, the Chief Executive Officer should acquire and beneficially own shares of the Company’s common stock valued at five (5) times such individual’s annual base salary. Each other executive officer should acquire and beneficially own shares of the Company’s common stock valued at two (2) times such individual’s annual base salary. Current executive officers have five years from the date of his or her designation by the Board as an executive officer to satisfy this guideline. Additionally, officers are required to retain 100% of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans beginning on the one-year
anniversary of the date of his or her designation by the Board as an executive officer until the stock ownership guidelines are achieved.
As with the stock ownership guidelines for the Company’s
non-employee
directors, the minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares (a “Determination Date”). If an executive officer satisfies the ownership requirement as of a Determination Date within five years from the date of such individual’s designation, the officer will be deemed to be in compliance with the ownership requirement so long as he or she continues to own not less than the number of shares required to be owned on such Determination Date (this is known as a “Once Met, Always Met” stock ownership guideline approach). If the number of shares that an officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (
e.g.
, by a spouse, minor children or a trust), and (iii) time-based restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines.
All of the Company’s executive officers currently satisfy the stock ownership guidelines, consistent with the applicable time periods the executive officers have to achieve the required ownership levels.
The Corporate Governance Guidelines contain these requirements and are available on our website at http://investors.trubridge.com under “Corporate Governance.”
Tax and Accounting Implications
Tax Deductibility of Executive Compensation
.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. The 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), repealed an exception to the $1 million deduction limit applicable to qualified performance-based compensation, and as a result, all compensation in excess of $1 million paid to specified executives is not deductible. The Compensation Committee may consider the deductibility of awards as one of many factors in determining executive compensation and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company, the Compensation Committee may approve compensation that is not deductible by the Company for tax purposes.
Accounting for Stock-Based Compensation
.
The Company accounts for stock-based payments, including under its Plans, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718,
Compensation – Stock Compensation
.
Section
 409A of the Code (“Section
 409A”)
.
The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Mark V. Anquillare, Chairperson

Jerry G. Canada

Christopher T. Hjelm

Amy K. O’Keefe

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Company’s NEOs for the fiscal years ended December 31, 2024, 2023 and 2022. Additional information about our executive compensation program can be found in the Compensation Discussion and Analysis contained in this Proxy Statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Christopher L. Fowler President and CEO	2024 2023 2022	618,000 614,539 550,000		-0- -0- -0-	1,292,621 1,625,994 1,238,352	-0- -0- -0-	451,140 64,256 217,970	-0- -0- -0-	2,000 2,000 2,000	2,363,761 2,306,789 2,008,322
Vinay Bassi (4) Chief Financial Officer	2024	492,308		450,000 (5)	853,128	-0-	234,000	-0-	-0-	2,029,436
David A. Dye Former Chief Operating Officer	2024 2023 2022	515,000 512,116 500,000		-0- -0- -0-	740,260 931,855 738,338	-0- -0- -0-	288,400 41,089 170,004	-0- -0- -0-	-0- -0- -0-	1,543,660 1,485,060 1,408,342
Dawn M. Severance Chief Sales Officer	2024 2023 2022	578,236 753,123 1,019,590	(6) (7) (8)	-0- -0- -0-	358,321 361,062 368,382	-0- -0- -0-	210,000 -0- -0-	-0- -0- -0-	2,000 2,000 2,000	1,151,437 1,116,185 1,389,972
Wes D. Cronkite (9) Chief Technology & Innovation Officer	2024 2023	360,500 358,481		-0- -0-	521,908 525,198	-0- -0-	136,990 20,545	-0- -0-	1,400 1,500	1,020,799 905,724

(1)

The amounts reported represent the aggregate grant date fair value of time-based restricted stock and performance share awards (“PSAs”), calculated in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by the NEO. The grant date fair value of the PSAs granted in 2024, 2023 and 2022 is based upon the probable outcome of the performance conditions as of the grant date, calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the TSR Modifier (or $10.60 for the PSAs granted to the NEOs in 2024, $31.21 for the PSAs granted to the NEOs in 2023 and $37.98 for the PSAs granted to the NEOs in 2022). The maximum value of the PSAs granted to the NEOs in 2024 (calculated by multiplying the maximum number of performance shares by the grant date fair value, or $10.60) is $792,626 for Mr. Fowler, $523,131 for Mr. Bassi, $453,924 for Mr. Dye, $219,717 for Ms. Severance and $320,025 for Mr. Cronkite. The maximum value of the PSAs granted in 2023 (calculated by multiplying the maximum number of performance shares by the grant date fair value, or $31.21) is $2,001,967 for Mr. Fowler, $1,147,342 for Mr. Dye, $444,555 for Ms. Severance and $646,671 for Mr. Cronkite. The maximum value of the PSAs granted in 2022 (calculated by multiplying the maximum number of performance shares by the grant date fair value, or $37.98) is $910,331 for each of Messrs. Fowler and Dye and $459,178 for Ms. Severance. See Note 9 to the financial statements in the Company’s Form 10-K for each of the years ended December 31, 2024, December 31, 2023 and December 31, 2022 for the assumptions made in determining the grant date fair values. There can be no assurance that the grant date fair value of these awards will ever be realized.

(2)

The amounts reported represent compensation earned pursuant to annual cash incentive awards granted under the Plans. The annual cash incentive awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” For a description of the annual cash incentive awards, see “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses” beginning on page 29. In 2023 and 2022, the Company reported Ms. Severance’s sales commissions and incentive payments in the “Salary” column; however, the Company has determined that, beginning in 2024, it is more appropriate to report the portion of Ms. Severance’s performance-based cash bonus that is based on the Company’s Adjusted EBITDA as “Non-Equity Incentive Plan Compensation.” See “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses—Performance-Based Cash Bonus for Chief Sales Officer” beginning on page 31 for more information.

(3)	The amounts reported represent Company contributions to the 401(k) retirement plan. The Company does not provide any perquisites to its executive officers.
(4)	Mr. Bassi was not a NEO of the Company in 2023 or 2022.
(5)

Mr. Bassi received a one-time sign-on bonus of $450,000, which was previously subject to pro-rata repayment in the event of certain types of termination of Mr. Bassi’s employment within one (1) year of his start date, pursuant to a Cash Retention Agreement in connection with the commencement of his employment with the Company on January 1, 2024.

(6)

As described above in footnote (2), $228,145 of this amount represents sales commissions earned by Ms. Severance during 2024, a portion of which was guaranteed. Beginning in 2024, the portion of her performance-based cash bonus that is based on the Company’s Adjusted EBITDA is reported as “Non-Equity Incentive Plan Compensation.”

(7)	$403,123 of this amount represents sales commissions and incentive payments earned by Ms. Severance during 2023, a portion of which was guaranteed.
(8)	$621,985 of this amount represents sales commissions and incentive payments earned by Ms. Severance during 2022, a portion of which was guaranteed.
(9)	Mr. Cronkite was not a NEO of the Company in 2022.

Grants of Plan-Based Awards in 2024

The following table provides certain information regarding the annual cash incentive, performance share and restricted stock awards granted to our NEOs pursuant to the Plans during the fiscal year ended December 31, 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher L. Fowler	3/15/2024	225,570	451,140	902,280	—	—	—	—	—	—	—
	3/15/2024	—	—	—	37,388	74,776	149,552	—	—	—	792,626
	3/15/2024	—	—	—	—	—	—	49,850	—	—	499,996
Vinay Bassi	3/15/2024	112,500	225,000	450,000	—	—	—	—	—	—	—
	3/15/2024	—	—	—	24,676	49,352	98,704	—	—	—	523,131
	3/15/2024	—	—	—	—	—	—	32,901	—	—	329,997
David A. Dye	3/15/2024	144,200	288,400	576,800	—	—	—	—	—	—	—
	3/15/2024	—	—	—	21,412	42,823	85,646	—	—	—	453,924
	3/15/2024	—	—	—	—	—	—	28,548	—	—	286,336
Dawn M. Severance	3/15/2024	105,000	210,000	420,000	—	—	—	—	—	—	—
	3/15/2024	—	—	—	10,364	20,728	41,456	—	—	—	219,717
	3/15/2024	—	—	—	—	—	—	13,819	—	—	138,605
Wes D. Cronkite	3/15/2024	72,100	144,200	288,400	—	—	—	—	—	—	—
	3/15/2024	—	—	—	15,096	30,191	60,382	—	—	—	320,025
	3/15/2024	—	—	—	—	—	—	20,128	—	—	201,884

(1)

The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO under our annual cash incentive plan. The actual amount earned in 2024 by each NEO that received an annual cash incentive award is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 39. For Ms. Severance, this amount reflects the target amount of her performance-based cash bonus that was based on the Company’s achievement against its budgeted 2024 Adjusted EBITDA. The portion of her performance-based cash bonus that was based on Ms. Severance’s sales teams’ production performance against an annual bookings goal is reported in the “Salary” column of the Summary Compensation Table.

(2)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received PSAs pursuant to the 2019 Incentive Plan.
(3)

The amounts shown in this column reflect the number of shares of time-based restricted stock granted to each NEO on March 15, 2024 pursuant to the 2019 Incentive Plan. Each restricted stock award vests in three annual installments of one-third each on the first three anniversaries of the grant date. The NEOs are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders.

(4)

With respect to the time-based restricted stock granted to each NEO, the value shown in this column is the grant date fair value of the full award. With respect to the PSAs granted to each NEO, the value shown in this column is the grant date fair value of the target award, calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the TSR Modifier (or $10.60 for the Three-Year PSAs granted to the NEOs in 2024). See Note 9 to the financial statements in the Company’s Form 10-K for the year ended December 31, 2024 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding the number of shares of unvested restricted stock and unearned performance share awards held by our NEOs as of December 31, 2024. There were no stock options outstanding for our NEOs at December 31, 2024.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Stock Awards Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Christopher L. Fowler	3/7/2022	2,693	(2)	53,106
	7/1/2022	5,135	(2)	101,262
	3/7/2023	14,255	(2)	281,109
	3/7/2023				8,018	(3)	158,115
	3/15/2024	49,850	(2)	983,042
	3/15/2024				74,776	(4)	1,474,583
Vinay Bassi	3/15/2024	32,901	(2)	648,808
	3/15/2024				49,352	(4)	973,221
David A. Dye (5)	3/7/2022	2,693	(2)	53,106
	3/7/2023	8,170	(2)	161,112
	3/7/2023				4,595	(3)	90,613
	3/15/2024	19,032	(2)	375,311
	3/15/2024				14,274	(4)	281,483
Dawn M. Severance	3/7/2022	1,344	(2)	26,504
	3/7/2023	3,166	(2)	62,434
	3/7/2023				1,781	(3)	35,121
	3/15/2024	13,819	(2)	272,511
	3/15/2024				20,728	(4)	408,756
Wes D. Cronkite	3/7/2022	1,897	(2)	37,409
	3/7/2023	4,604	(2)	90,791
	3/7/2023				2,590	(3)	51,075
	3/15/2024	20,128	(2)	396,924
	3/15/2024				30,191	(4)	595,367

(1)	The market value is based on the closing price of our common stock on Nasdaq on December 31, 2024, the last trading day of 2024, of $19.72, multiplied by the number of shares.
(2)	These shares of time-based restricted stock vest in three annual installments of one-third each on each anniversary of the date of grant.
(3)

These unearned PSAs granted on March 7, 2023 are eligible to be earned based on the Company’s performance over a three-year performance period (2023 – 2025). For a description of the PSAs granted in 2023, see the Definitive Proxy Statement on Schedule 14A filed on March 27, 2024. As the Company achieved an Adjusted EPS growth rate that did not exceed the threshold performance level with respect to the first two years (2023 and 2024) of the three-year performance period, this amount reflects the threshold number of PSAs that each NEO is eligible to earn for the three-year performance period.

(4)

These unearned PSAs granted on March 15, 2024 are eligible to be earned based on the Company’s performance over a three-year performance period (2024 – 2026). For a description of the PSAs granted in 2024, see “Elements Used to Achieve Compensation Objectives—Long-Term Incentive Awards.” As the Company achieved an Adjusted Operating Cash Flows that approximated the target performance level with respect to the first year (2024) of the three-year performance period, this amount reflects the target number of PSAs that each NEO is eligible to earn for the three-year performance period.

(5)

Pursuant to the terms of Mr. Dye’s Severance Agreement (described on page 34), he is eligible for continued vesting of his outstanding unvested shares of restricted stock during the Dye Restricted Period (as defined below under “Potential Payments Upon Termination or Change in Control”) and a pro rata portion of his outstanding PSAs. The amounts in this table reflect the unvested shares of restricted stock and outstanding PSAs that Mr. Dye remains eligible to receive.

Option Exercises and Stock Vested in 2024

The following table reflects certain information with respect to shares of restricted stock that vested and performance shares that were earned during the fiscal year ended December 31, 2024. No stock options were held or exercised by the NEOs during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Christopher L. Fowler	—	—	17,919	160,142
Vinay Bassi	—	—	—	—
David A. Dye	—	—	9,741	81,308
Dawn M. Severance	—	—	4,405	36,895
Wes D. Cronkite	—	—	8,507	70,633

(1)

The value realized upon the vesting of restricted shares is calculated based on the closing price of our common stock on Nasdaq on the applicable vesting date, or, if the vesting date was not a trading day, the next trading day, multiplied by the number of shares. The value realized with respect to earned performance shares is calculated based on the closing price of our common stock on Nasdaq on December 31, 2024, the last trading day of 2024.

2019 Incentive Plan

The Board of Directors adopted on March 7, 2019, and the stockholders of the Company approved at the 2019 Annual Meeting of Stockholders, the 2019 Incentive Plan (as amended, the “2019 Incentive Plan”). The 2019 Incentive Plan replaced the 2014 Incentive Plan and the 2012 Amended and Restated Restricted Stock Plan for Non-Employee Directors (the “Prior Plans”). There are no outstanding awards granted under the Prior Plans and no additional grants will be made under the Prior Plans. At the 2022 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment and restatement of the 2019 Incentive Plan in order to increase the number of shares of common stock available for issuance to 2,085,000 shares. If Proposal 3 is approved by the Company’s stockholders, the Second Amended and Restated 2019 Incentive Plan will increase the number of shares of common stock available for issuance to 3,935,000 shares.

The 2019 Incentive Plan is an omnibus incentive plan under which the Compensation Committee is able to grant time- and performance-based equity awards and performance-based cash incentive awards. The Board believes that it is important for the Company to maintain a flexible and comprehensive incentive plan to provide a means of enhancing and encouraging the recruitment and retention of those individuals on whom the success of the Company most depends. The purposes of the 2019 Incentive Plan are to promote the interests of the Company and our stockholders by providing a means of granting equity and equity-related incentives, as well as cash incentives, to employees, including officers, consultants and non-employee directors of the Company and our affiliates in order to provide an additional incentive to such individuals to work to increase the value of the Company’s common stock and to provide such individuals with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. A summary of the principal features of the 2019 Incentive Plan is provided below. Except as otherwise indicated, the features of the 2019 Incentive Plan are unchanged in the Second Amended and Restated 2019 Incentive Plan, the implementation of which is contingent on approval by the Company’s stockholders at the Annual Meeting.

➢	Eligibility: Persons eligible to participate in the 2019 Incentive Plan include all employees, including officers, consultants and non-employee directors of the Company and our affiliates.

➢

Administration: Except as may otherwise be determined by the Board, the 2019 Incentive Plan is administered by the Compensation Committee of the Board, which committee shall have the authority to, among other things, grant awards under the 2019 Incentive Plan and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the 2019 Incentive Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 under the Exchange Act, unless otherwise determined by the Board.

➢

Shares Available: A total of 2,085,000 shares of the Company’s common stock have been reserved for issuance under the 2019 Incentive Plan, plus the number of shares underlying any award granted under the

Amended and Restated 2014 Incentive Plan that expires, terminates or is cancelled or forfeited; provided that no more than 100,000 shares may be granted as incentive stock options. If Proposal 3 is approved by the Company’s stockholders, the Second Amended and Restated 2019 Incentive Plan increases the number of shares of common stock available for issuance to 3,935,000 shares. Shares of common stock available for distribution under the 2019 Incentive Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company, subject to the 2019 Incentive Plan. Any shares of common stock subject to an award that expires or is cancelled, forfeited or terminated without issuance of the full number of shares to which the award related prior to exercise or realization, either in full or in part, shall again become available for issuance under the plan in accordance with the terms of the 2019 Incentive Plan. The number of shares reserved for issuance under the 2019 Incentive Plan may be adjusted in the event of a stock or extraordinary cash dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, reorganization, merger, consolidation, combination or exchange, or any other relevant change in capitalization.

➢

Amendment and Termination: The Board may, at any time, and from time to time, amend or terminate the 2019 Incentive Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments based upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Internal Revenue Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the Company’s stockholders as may be required by applicable laws, stock exchange rules or other regulations. The 2019 Incentive Plan will automatically terminate on March 10, 2032. If the Second Amended and Restated 2019 Incentive Plan is approved by the Company’s stockholders, its term will run through February 4, 2035.

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to NEOs at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to NEOs on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

Potential Payments for NEOs Who Remain Employed with the Company

The following table summarizes potential payments, rights and benefits to our NEOs (other than Mr. Dye) under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2024. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table.

The employment agreement with Mr. Fowler contains severance provisions pursuant to which he is entitled to certain payments or benefits upon a termination without “cause,” for “good reason,” or due to death, disability or the Company’s failure to renew the employment agreement in accordance with the terms thereof, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the employment agreement). The other NEOs have entered into severance agreements pursuant to which they are entitled to certain payments or benefits upon a termination without “cause” or following a “change in control” (as such terms are defined in the severance agreements). See “Employment and Other Arrangements” beginning on page 34 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which time-based restricted stock, performance-based cash bonuses and performance shares have been granted under the 2019 Incentive Plan provide for accelerated vesting, payment or issuance, as applicable, of the outstanding awards upon various termination events or a change in control. See footnotes 1, 2 and 3 to the following table for details regarding the treatment of the outstanding awards upon such termination events or a change in control.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in Mr. Fowler’s employment agreement and the other NEOs’ severance agreements, in the event the executive breaches or violates the restrictive covenants contained therein or does not execute a release of claims in a form provided by the Company, certain of the amounts described below may be subject to forfeiture. See “Employment and Other Arrangements” beginning on page 34 for further information regarding such restrictions and requirements.

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Issuance of Unearned PSAs ($)(3)	Total ($)
Termination by the Company Without Cause (4)
Christopher L. Fowler	2,085,632	1,090,851	912,347	4,088,830
Vinay Bassi	960,011	216,269	324,111	1,500,392
Dawn M. Severance	1,029,630	148,570	229,673	1,407,873
Wes D. Cronkite	648,699	215,125	334,350	1,198,174
Termination by the NEO for Good Reason
Christopher L. Fowler	2,085,632	1,090,851	912,347	4,088,830
Vinay Bassi	—	—	—	—
Dawn M. Severance	—	—	—	—
Wes D. Cronkite	—	—	—	—
Termination Due to Death or Disability
Christopher L. Fowler	451,140	1,418,519	912,347	2,782,006
Vinay Bassi	234,000	648,808	324,111	1,206,919
Dawn M. Severance	329,000	361,448	229,673	920,121
Wes D. Cronkite	136,990	525,124	334,350	996,464
Change in Control
Christopher L. Fowler	—	435,477	632,480	1,067,956
Vinay Bassi	—	—	—	—
Dawn M. Severance	—	88,937	140,446	229,383
Wes D. Cronkite	—	128,200	204,229	332,499

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested Restricted Stock ($)(2)	Accelerated Issuance of Unearned PSAs ($)(3)	Total ($)
Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control (5)
Christopher L. Fowler	2,620,202	1,418,519	2,107,062	6,145,783
Vinay Bassi	1,322,511	648,808	973,221	2,944,540
Dawn M. Severance	1,379,630	361,448	549,202	2,290,279
Wes D. Cronkite	901,049	525,124	799,666	2,225,839

(1)	Cash Payments:

Termination by the Company Without Cause. Pursuant to his employment agreement, the cash severance for Mr. Fowler upon such a termination event represents an amount equal to one and one-half (1 1/2) times the sum of Mr. Fowler’s base salary and target bonus for the year in which the termination occurred, payable in equal installments for eighteen (18) months following the date of such termination. The cash payments due to Mr. Fowler upon such a termination event also include eighteen (18) months of reimbursements paid by the Company to Mr. Fowler for COBRA premiums paid by Mr. Fowler for such medical and dental continuation coverage, which reimbursement is limited to the employer portion of the monthly health and dental premium that the Company pays on behalf of active employees. This assumes Mr. Fowler timely and properly elects medical and dental continuation coverage under COBRA, as detailed in his employment agreement. Finally, the cash payments due to Mr. Fowler upon such a termination event also include the actual performance-based cash bonus that he received for the 2024 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his employment agreement.

In the event of such a termination for a NEO other than Mr. Fowler, such individual would be entitled to receive an amount equal to one (1) times the sum of the NEO’s base salary and target bonus for the year in which the termination event occurred, payable in equal installments for twelve (12) months following the date of such termination. For Ms. Severance, her “target bonus” is the total target amount of her performance-based cash bonus award. The cash payments due to each NEO upon such a termination event also include twelve (12) months of reimbursements paid by the Company to such NEO for COBRA premiums paid by such NEO for such medical and dental continuation coverage, which reimbursement is limited to the employer portion of the monthly health and dental premium that the Company pays on behalf of active employees. This assumes the NEO timely and properly elects medical and dental continuation coverage under COBRA, as detailed in his or her severance agreement. Each such individual would also be entitled to the actual performance-based cash bonus that he or she received for the 2024 performance period, as they are entitled to a pro rata portion of the outstanding cash incentive award based on the actual attainment of performance goals under their respective severance agreements.

Termination by the NEO for Good Reason. Pursuant to Mr. Fowler’s employment agreement, the cash severance for Mr. Fowler upon such a termination event would match the cash severance to which he is entitled in the event of a Termination by the Company Without Cause (as discussed above). The other NEOs are not entitled to any cash severance in connection with a Termination by the NEO for Good Reason.

Termination Due to Death or Disability. Pursuant to Mr. Fowler’s employment agreement, upon such a termination event, the treatment of his outstanding cash incentive awards would be determined in accordance with the 2019 Incentive Plan and the applicable award agreements. Each NEO (including Mr. Fowler) would be entitled to a pro rata portion of the outstanding cash incentive award based on the actual attainment of performance goals, so the table above reflects the actual performance-based cash bonus that each NEO earned for the 2024 performance period.

Change in Control. Neither Mr. Fowler nor any other NEO is entitled to any cash severance payments in the event of a Change in Control under Mr. Fowler’s employment agreement or the other NEOs’ severance agreements, respectively.

Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control. Pursuant to his employment agreement, upon such a termination event, Mr. Fowler would be entitled to a lump sum payment equal to two (2) times the sum of his base salary and target bonus for the year in which the termination occurred, payable within seventy (70) days following the termination date. The cash payments due to Mr. Fowler upon such a termination event also include eighteen (18) months of COBRA reimbursements, as detailed above. Finally, the cash payments due to Mr. Fowler upon such a termination event also include the actual performance-based cash bonus that he received for the 2024 performance period.

In the event of such a termination for a NEO other than Mr. Fowler, pursuant to each NEO’s severance agreement, the NEO would be entitled to a lump sum payment equal to one and one-half (1 1⁄2) times the sum of the NEO’s base salary and target bonus for the year in which the termination event occurred, payable within seventy (70) days following the termination date. For Ms. Severance, her “target bonus” is the total target amount of her performance-based cash bonus award. The cash payments due to these NEOs would also include up to twelve (12) months of COBRA reimbursements, as detailed above. Finally, the cash payments due to each NEO upon such a termination event also include the actual performance-based cash bonus that such NEO received for the 2024 performance period.

(2)	Accelerated Vesting of Unvested Restricted Stock:

Termination by the Company Without Cause. Pursuant to Mr. Fowler’s employment agreement and the other NEOs’ severance agreements, the amounts presented in this column for NEO upon such a termination event reflect the value of the continued vesting of unvested shares of restricted stock for twelve (12) months (eighteen (18) months in the case of Mr. Fowler) following such termination, during which time the NEO would be subject to certain restrictive covenants as set forth in his or her employment agreement or severance agreement, as applicable.

Termination by the NEO for Good Reason. Pursuant to Mr. Fowler’s employment agreement, the amounts presented in this column for Mr. Fowler upon such a termination event reflect the value of the continued vesting of unvested shares of restricted stock for eighteen (18) months following such termination, during which time he would be subject to certain restrictive covenants as set forth in his employment agreement. The other NEOs are not entitled to continued vesting of unvested restricted stock in connection with a Termination by the NEO for Good Reason.

Termination Due to Death or Disability. Pursuant to Mr. Fowler’s employment agreement, upon such a termination event, the treatment of his outstanding equity awards would be determined in accordance with the 2019 Incentive Plan and the applicable award agreements. In the event of such a termination, each NEO (including Mr. Fowler) would be entitled to accelerated vesting of all unvested restricted stock.

Change in Control. Neither Mr. Fowler nor any other NEO is entitled to any accelerated vesting of outstanding equity in the event of a Change in Control under Mr. Fowler’s employment agreement or the other NEOs’ severance agreements, respectively. However, pursuant to the award agreements governing the outstanding time-based restricted stock awards granted in 2022 and 2023, each NEO (including Mr. Fowler) would be entitled to accelerated vesting of all unvested restricted stock. The time-based restricted stock granted in 2024 does not accelerate upon a Change in Control.

Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control. Pursuant to Mr. Fowler’s employment agreement, upon such a termination event, the treatment of his outstanding equity awards would be determined in accordance with the 2019 Incentive Plan and the applicable award agreements. Pursuant to the award agreements governing the time-based restricted stock awards granted in 2022 and 2023, each NEO (including Mr. Fowler) would have received accelerated vesting of all unvested restricted stock upon a Change in Control, as described above. The time-based restricted stock granted in 2024 would not have accelerated upon a Change in Control, but would accelerate upon such a termination event in connection with a Change in Control.

These values have been determined based on the closing price of the Company’s common stock on NASDAQ on December 31, 2024, the last trading day of 2024 ($19.72), multiplied by the number of applicable shares.

(3)	Accelerated Issuance of Unearned PSAs:

Termination by the Company Without Cause. Pursuant to his employment agreement, the amounts presented in this column for Mr. Fowler upon such a termination event reflect a pro rata portion of his outstanding performance share awards based on the actual attainment of performance goals. The amounts reported in the table for the PSAs granted in 2022 (the “2022 PSAs”) that would have been earned in the event of a termination of employment that occurred on December 31, 2024 are based on the product of (y) the actual number of 2022 PSAs earned by Mr. Fowler and (z) our closing stock price of $19.72 on December 31, 2024. The amounts reported in the table for the PSAs granted in 2023 or 2024 (the “Ongoing PSAs”) that would have been earned in the event of a termination of employment that occurred on December 31, 2024 assume that the Ongoing PSAs would be earned at the target level of achievement and are based on the product of (x) the target number of Ongoing PSAs granted to Mr. Fowler in 2023 or 2024, as applicable, (y) our closing stock price of $19.72 on December 31, 2024 and (z) a fraction, the numerator of which equals the number of days that Mr. Fowler was employed during the performance period and the denominator of which equals the total number of days in the performance period. The foregoing calculations of the pro rata portion of outstanding performance share awards is hereinafter referred to as the “Pro Rata PSA Calculations.”

In the event of a Termination by the Company Without Cause of a NEO, other than Mr. Fowler, such NEO would be entitled to a pro rata portion of the outstanding performance share awards pursuant to the Pro Rata PSA Calculations described above.

Termination by the NEO for Good Reason. Pursuant to his employment agreement, Mr. Fowler would receive a pro rata portion of the outstanding performance share awards pursuant to the Pro Rata PSA Calculations described above in the event of a Termination by Mr. Fowler for Good Reason. The NEOs other than Mr. Fowler would not be entitled to accelerated issuance of unearned performance share awards in the event of a Termination by the NEO for Good Reason.

Termination Due to Death or Disability. Pursuant to Mr. Fowler’s employment agreement, upon such a termination event, the treatment of his outstanding equity awards would be determined in accordance with the 2019 Incentive Plan and the applicable award agreements. In the event of such a termination, each NEO (including Mr. Fowler) would be entitled to a pro rata portion of the outstanding performance share awards pursuant to the Pro Rata PSA Calculations described above.

Change in Control. Neither Mr. Fowler nor any other NEO is entitled to any accelerated vesting of outstanding equity in the event of a Change in Control under Mr. Fowler’s employment agreement or the other NEOs’ severance agreements, respectively. However, pursuant to the award agreements governing the performance share awards granted in 2022 and 2023, each NEO (including Mr. Fowler) would be entitled to the issuance of the outstanding performance share awards at the target level. The performance share awards granted in 2024 do not accelerate upon a Change in Control.

Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control. Pursuant to Mr. Fowler’s employment agreement, upon such a termination event, the treatment of his outstanding equity awards would be determined in accordance with the 2019 Incentive Plan and the applicable award agreements. Pursuant to the award agreements governing the performance share awards granted in 2022 and 2023, each NEO (including Mr. Fowler) would have been issued his or her outstanding performance share awards at the target level upon the Change in Control, as described above. The performance shares granted in 2024 (the “2024 PSAs”) would not be issuable upon a Change in Control, but would be issuable upon such a termination event in connection with a Change in Control at the greater of (i) the projected level of performance and (ii) the target award level. As the Company did not achieve the threshold performance level with respect to the first year (2024) of the three-year performance period, these amounts reflect the target award levels for the 2024 PSAs.

These values have been determined based on the closing price of the Company’s common stock on NASDAQ on December 31, 2024, the last trading day of 2024 ($19.72), multiplied by the number of applicable shares.

(4)	This includes a termination of Mr. Fowler’s employment on account of the Company’s failure to renew his employment agreement in accordance with the terms thereof.

(5)

The amounts presented in the following row assume that a Termination by the Company Without Cause (including a termination of Mr. Fowler’s employment on account of the Company’s failure to renew his employment agreement in accordance with the terms thereof) or by the NEO for Good Reason occurred on December 31, 2024 in connection with a Change in Control occurring no more than 12 months before such date.

Potential Payments for NEOs Who Are No Longer Employed with the Company

The following table sets forth the actual amounts that Mr. Dye received upon his departure from the Company, as described below, based on the Board’s determination that his termination of employment as of December 31, 2024 was without “Cause” (as defined in his Severance Agreement).

The amounts provided with respect to Mr. Dye reflect the actual payments and benefits that he received pursuant to his severance agreement upon his departure from the Company effective December 31, 2024. His cash payments include (i) the sum of his base salary and his target bonus for the 2024 performance period, which will be paid for eighteen (18) months following his termination date, (ii) eighteen (18) months of reimbursements paid by the Company to Mr. Dye for COBRA premiums paid by Mr. Dye for such medical and dental continuation coverage, which reimbursement is limited to the employer portion of the monthly health and dental premium that the Company pays on behalf of active employees, subject to his continued compliance with restrictive covenants in favor of the Company through June 30, 2026 (the “Dye Restricted Period”), and (iii) the actual performance-based cash bonus that he received for the 2024 performance period. Mr. Dye’s outstanding unvested shares of restricted stock will continue to vest during the Dye Restricted Period and he remains eligible to earn a pro rata portion of his 2023 and 2024 PSAs in accordance with the terms of his severance agreement, and these values have been determined based on the closing price of the Company’s common stock on NASDAQ on December 31, 2024, the last trading day of 2024 ($19.72), multiplied by the applicable number of shares.

Name	Cash Payments ($)	Continued Vesting of Unvested Restricted Stock ($)	Ability to Earn Pro Rata Portion of Unearned PSAs ($)	Total ($)
David A. Dye	1,524,467	589,529	522,661	2,636,658

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas ($)(1)	Compensation Actually Paid to Douglas ($)(1)(2)(3)	Summary Compensation Table Total for Fowler ($)(1)	Compensation Actually Paid to Fowler ($)(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($) (in thousands)	Adjusted EBITDA ($)(5) (in thousands)
							TSR ($)	Peer Group TSR ($)
2024	—	—	2,363,761	3,848,043	1,436,333	1,902,142	75.57	111.80	$(23,084)	$53,090
2023	—	—	2,306,789	331,873	1,181,139	343,658	42.92	102.92	$(45,789)	$47,578
2022	1,613,201	983,714	2,008,322	1,298,118	1,165,379	722,374	104.30	105.55	$15,867	$55,899
2021	1,889,943	1,797,189	—	—	1,405,425	1,333,071	112.27	136.66	$18,430	$52,677
2020	1,274,209	990,996	—	—	1,023,409	801,007	102.85	123.94	$14,246	$43,387

(1)
J. Boyd Douglas was our PEO from May 17, 2006 to June 30, 2022. Christopher L. Fowler was our PEO from July 1, 2022 to present. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022	2023	2024
Matt J. Chambless	Matt J. Chambless	Matt J. Chambless	Matt J. Chambless	Vinay Bassi
David A. Dye	David A. Dye	David A. Dye	David A. Dye	David A. Dye
Christopher L. Fowler	Christopher L. Fowler	Dawn M. Severance	Dawn M. Severance	Dawn M. Severance
Troy D. Rosser	Troy D. Rosser	Amaris McComas	Wes D. Cronkite	Wes D. Cronkite
Troy D. Rosser

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Christopher L. Fowler ($)	Exclusion of Stock Awards for Christopher L. Fowler ($)	Inclusion of Equity Values for Christopher L. Fowler ($)	Compensation Actually Paid to Christopher L. Fowler ($)
2024	2,363,761	(1,292,621)	2,776,903	3,848,043

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non -PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2024	1,436,333	(618,404)	1,084,213	1,902,142

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Christopher L. Fowler ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Christopher L. Fowler ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Christopher L. Fowler ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Christopher L. Fowler ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Christopher L. Fowler ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Christopher L. Fowler ($)	Total - Inclusion of Equity Values for Christopher L. Fowler ($)
2024	2,629,319	188,139	0	(40,555)	0	0	2,776,903

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,053,853	46,583	0	(16,223)	0	0	1,084,213

(4)
The Peer Group TSR set forth in this table utilizes the S&P 600 Health Care Equipment & Services Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year, in the Company and in the S&P 600 Health Care Equipment & Services Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
The Company selected Adjusted EBITDA as the most important financial measure it used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years. See “Tabular List of Most Important Financial Performance Measures” below for the definition of Adjusted EBITDA.

Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the cumulative TSR over the five most recently completed fiscal years of the Company and the S&P 600 Health Care Equipment & Services Index.

Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the five most recently completed fiscal years.

Description of Relationship Between PEOs and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

Performance Measure	Rationale for Use in the Company’s Incentive Compensation Program	Definition
Adjusted EBITDA	Adjusted EBITDA is a useful measure to assess the performance and liquidity of the Company as it provides meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance.
Non-GAAP
financial measure that consists of GAAP net income as reported, adjusted for (i) deferred revenue purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non-recurring
charges; (vii) interest expense and other, net; (viii) gain on contingent consideration; and (ix) the provision for income taxes
Total Revenue	Total revenue represents a key metric both internally for management and externally when assessing the health and growth of the organization.	The total amount of all revenue reported
Adjusted Operating Cash Flows	The Committee incorporated adjusted operating cash flows as a performance metric in order to reflect management’s commitment to improving the quality of reported earnings and increasing cash flows through increased rigor and focus on capitalized software investments.	Calculated by subtracting investment in software development from Adjusted EBITDA

Pay Ratio
SEC rules require us to disclose the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. In determining the median employee, we prepared a list of all employees as of December 31, 2024. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our approximately 1,790 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form
W-2. We
annualized the taxable wages of full- and part-time employees who joined the Company during 2024.
The annual total compensation of our median employee (other than the CEO) for 2024 was $57,273. As disclosed in the Summary Compensation Table appearing on page 39, the annual total compensation for 2024 of Christopher L. Fowler, our CEO, was $2,363,761. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 41.3 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Non-Management Director Compensation

Our director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interests of directors and stockholders. Highlights of our director compensation program include:

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy

•	Fees for committee service to differentiate individual pay based on workload

•	Additional fees for committee chairs to reflect increased time and effort required

•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment

In accordance with its charter, the Compensation Committee reviews and makes recommendations to the Board regarding the compensation of our non-employee directors. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. In 2024, each of our non-employee directors received an annual cash retainer (paid quarterly in advance) for service as a director, and each non-employee director who served on one or more committees of the Board received an additional fee for each committee membership. The amount of the annual retainers for 2024, by position, are set forth below:

Position	Annual Cash Retainer

Chairperson	$110,000
Regular Board Member	$60,000
Audit Committee – Chair	$20,000
Audit Committee – Member	$8,000
Compensation Committee – Chair	$12,500
Compensation Committee – Member	$5,000
Nominating and Corporate Governance Committee – Chair	$10,000
Nominating and Corporate Governance Committee – Member	$5,000
Innovation and Technology Committee – Chair	$20,000
Innovation and Technology Committee – Member	$8,000

Each non-employee director also received a grant of shares of restricted stock under the 2019 Incentive Plan having a fair market value of approximately $120,000 on March 15, 2024 (except for the directors who were not serving at that time), which shares of restricted stock vest on the first anniversary of the date of grant. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors or otherwise performing Company business.

The table below summarizes the compensation paid by the Company to the non-employee directors for the fiscal year ended December 31, 2024.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)

Mark V. Anquillare	86,125	119,999	206,124
Regina M. Benjamin	80,000	119,999	199,999
Christopher T. Hjelm	88,750	119,999	208,749
Charles P. Huffman (3)	39,500	0	39,500
Amy K. O’Keefe (4)	14,299	40,004	54,303
Glenn P. Tobin	123,000	119,999	242,999
Denise W. Warren (5)	75,250	119,999	195,249

(1)

Christopher L. Fowler, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Operating Officer until his employment with the Company terminated effective December 31, 2024, are not included in this table as they were employees of the Company during 2024 and thus received no compensation for their service as directors. The compensation received by Messrs. Fowler and Dye as employees of the Company is shown in the Summary Compensation Table on page 39. Mr. Canada and Mr. Upitis were elected to the Board effective February 11, 2025, so they are not included in this table.

(2)

The amounts reported represent the grant date fair value of the time-based restricted stock granted in 2024, calculated in accordance with FASB ASC Topic 718. See Note 9 to the financial statements in the Company’s Form 10-K for the year ended December 31, 2024 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.

As of December 31, 2024, the aggregate number of unvested shares of restricted stock held by each non-employee director serving as a director as of such date was as follows: Mr. Anquillaire – 11,964 shares, Dr. Benjamin – 11,964 shares, Mr. Hjelm – 11,964 shares, Ms. O’Keefe – 3,185 shares, and Mr. Tobin – 11,964 shares.

(3)	Mr. Huffman resigned from the Board effective May 9, 2024.
(4)	Ms. O’Keefe was appointed to the Board on October 18, 2024.
(5)

Ms. Warren resigned from the Board effective November 15, 2024. The Compensation Committee approved the accelerated vesting of 7,976 shares of restricted stock in recognition of Ms. Warren’s service as a director of the Company during 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 7, 2025 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 39 of this Proxy Statement;

•	all of our current directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	% of Shares of Common Stock (2)
Leonard Group (3)	2,596,643	17.4%
Ocho Investments LLC (4)	1,114,178	7.5%
Mark V. Anquillare (5)	17,178	*
Regina M. Benjamin (6)	34,311	*
Jerry G. Canada, Jr.	0	*
David A. Dye (7)	141,069	*
Christopher L. Fowler (8)	128,327	*
Christopher T. Hjelm (9)	27,215	*
Amy K. O’Keefe (10)	3,185	*
Glenn P. Tobin (11)	46,311	*
Andris Upitis (12)	1,114,178	7.5%
Vinay Bassi (13)	32,901	*
Dawn M. Severance (14)	27,376	*
Wes D. Cronkite (15)	40,717	*
All Directors & Current Executive Officers as a group (14 persons) (16)	1,598,903	10.7%

*	Reflects ownership of less than 1%.
(1)

The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under Section 13(d) of the Exchange Act and SEC rules thereunder. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)	Percentage of ownership is based on 14,891,379 shares of Company common stock outstanding as of March 6, 2025.
(3)

The address of the Leonard Group is 49 Leuty Ave., Toronto, Ontario, M4E 2R2, Canada. This information is based solely upon our review of an amended Schedule 13D filed by L6 Holdings Inc. (“L6”) and Pinetree Capital Ltd. (“PCL”) (collectively, the “Leonard Group”) with the SEC on February 25, 2025, reporting beneficial ownership as of February 21, 2025. The Schedule 13D/A reports that (a) Damien Leonard is a managing director of L6, (b) Mr. Leonard is the president and the ultimate control person of PCL, and (c) PCL holds 100% of the outstanding capital stock of two entities which together hold 100% of the outstanding equity interests of Pinetree Income Partnership, the entity which holds shares of Company common stock. The Schedule 13D/A discloses that L6 and PCL may be deemed to have formed a “group” within the meaning of Section 13(d)(3) of the Exchange Act and that they may be deemed to beneficially own an aggregate of 2,596,643 shares. L6 has shared voting and dispositive power with respect to 1,828,393 shares and PCL has shared voting and dispositive power with respect to 768,250 shares. Each of L6 and PCL expressly disclaim beneficial ownership of the shares owned by the other reporting person.

(4)

The address of Ocho Investments LLC is 1401 Lavaca St., PMB 40912, Austin, Texas 78701. This information is based solely upon our review of an amended Schedule 13D filed by Ocho Investments LLC (“Ocho Investments”) and Andris Upitis with the SEC on February 12, 2025, reporting beneficial ownership as of February 11, 2025. The Schedule 13D/A reports that Ocho Investments and Mr. Upitis each have shared voting and dispositive power with respect to 1,114,178 shares.

(5)	Includes 11,964 shares of unvested restricted stock granted to Mr. Anquillare under the 2019 Incentive Plan.
(6)	Includes 11,964 shares of unvested restricted stock granted to Dr. Benjamin under the 2019 Incentive Plan.
(7)

Includes 46,800 shares owned by a trust for the benefit of Mr. Dye and his children. Also includes 29,895 shares of unvested restricted stock granted to Mr. Dye under the 2019 Incentive Plan, which he remains eligible to receive during the Dye Restricted Period (as defined above under “Potential Payments Upon Termination or Change in Control”) pursuant to the terms of his Severance Agreement.

(8)	Includes (i) 62,112 shares of unvested restricted stock granted to Mr. Fowler under the 2019 Incentive Plan and (ii) 16 shares owned by Mr. Fowler’s spouse.
(9)	Includes 11,964 shares of unvested restricted stock granted to Mr. Hjelm under the 2019 Incentive Plan.
(10)	Represents shares of unvested restricted stock granted to Ms. O’Keefe under the 2019 Incentive Plan.
(11)	Includes 11,964 shares of unvested restricted stock granted to Mr. Tobin under the 2019 Incentive Plan.
(12)

Represents shares held by Ocho Investments LLC and Mr. Upitis as described in footnote (4). Mr. Upitis is the sole manager of Ocho Investments LLC and, as such, may be deemed to have beneficial ownership of the reported shares.

(13)	Represents shares of unvested restricted stock granted to Mr. Bassi under the 2019 Incentive Plan.
(14)	Includes 15,402 shares of unvested restricted stock granted to Ms. Severance under the 2019 Incentive Plan.
(15)	Includes 22,430 shares of unvested restricted stock granted to Mr. Cronkite under the 2019 Incentive Plan.
(16)	Includes shares of unvested restricted stock as described in the footnotes above, as well as shares of unvested restricted stock held by other executive officers of the Company.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2024, all reports required to be filed during such year were filed on a timely basis, with the exception of a Form 3 filing on behalf of Amy K. O’Keefe, related to her election to the Board, and a late Form 4 filing on behalf of Vita MacIntyre, related to a grant of restricted stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the SEC. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

The Company was not involved in any related person transactions during 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, which is reviewed annually and was last amended by the Board of Directors on October 25, 2024.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2024.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable PCAOB standards regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

Mark V. Anquillare, Chairperson

Regina M. Benjamin

Amy K. O’Keefe

PROPOSAL 2

APPROVAL OF THE SECOND AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO

DECLASSIFY OUR BOARD OF DIRECTORS

We are asking our stockholders to approve the Declassification Amendment to our Current Charter to declassify our Board of Directors by eliminating its three classes and providing for the annual election of directors commencing at the 2026 Annual Meeting of Stockholders.

On February 11, 2025, the Company entered into a cooperation agreement with Pinetree Capital Ltd. and L6 Holdings Inc. (together, “Pinetree”) and a cooperation agreement with Ocho Investments LLC (“Ocho Investments”). Pinetree and Ocho Investments are two of the Company’s largest investors. In connection with the cooperation agreements, our Board of Directors agreed to take all necessary actions to declassify the Board, including asking our stockholders to approve the Declassification Amendment.

Our Current Charter provides that our Board is divided into three classes of directors, with only one class elected annually and each class elected to a three-year term. Our Board recognizes that a classified board structure may offer several advantages, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer, and reinforcing a commitment to long-term perspectives and value creation for our stockholders. Our Board also recognizes that a classified structure can be viewed as diminishing directors’ accountability to stockholders because such a structure does not enable stockholders to express a view on each individual director’s performance and on the entire board of directors by means of an annual vote. Moreover, many institutional investors consider the annual election of directors to be a governance best practice and, therefore, support declassification. Public companies with classified boards also face increased scrutiny from proxy advisory firms.

Accordingly, upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has unanimously determined that it is in the best interests of the Company and our stockholders to amend our Current Charter to provide for the declassification of the Board. Our Board has unanimously adopted a resolution approving the Declassification Amendment, declaring its advisability and directing that it be submitted to our stockholders for their consideration and approval at the Annual Meeting.

This description of the proposed changes to the Current Charter is qualified in its entirety by reference to the full text of the Declassification Amendment, which is set forth in Appendix A of this Proxy Statement.

Terms of Directors

At the Annual Meeting, our stockholders will cast their votes for each of Messrs. Canada, Fowler and Upitis and Ms. O’Keefe to be elected (1) if the Declassification Amendment is approved, as a director with a term to expire at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), and (2) if the Declassification Amendment is not approved, as a Class II director with a term to expire at the 2028 Annual Meeting of Stockholders. If the Declassification Amendment is approved by our stockholders, all of our directors will stand for election for a one-year term at the 2026 Annual Meeting and each year thereafter.

The Declassification Amendment would not shorten the terms of our Class III directors, which expire in 2026. On March 12, 2025, our Class I directors, whose terms expire at our 2027 Annual Meeting of Stockholders, submitted conditional resignations as Class I directors and were re-elected by the Board on March 13, 2025, to serve as directors with a term expiring at the 2026 Annual Meeting, in each case, subject to and effective upon filing of the Declassification Amendment with the Secretary of State of the State of Delaware following the Annual Meeting, as described below. The resignation and re-election of the Class I directors is intended solely to implement the Declassification Amendment, and, for all other purposes, including committee service and compensation, such Class I directors’ service on the Board will be deemed to have continued uninterrupted.

Effect of the Declassification Amendment if Approved

If the Declassification Amendment is approved by our stockholders at the Annual Meeting, then we intend to file the Declassification Amendment with the Secretary of State of the State of Delaware promptly following the Annual Meeting and the Declassification Amendment will become effective upon filing.

If the Declassification Amendment is approved by our stockholders, then, as described above, the terms of all members of our Board of Directors will expire at the 2026 Annual Meeting and, beginning at the 2026 Annual Meeting and at each annual meeting thereafter, each director will stand for election for a term expiring at the next annual meeting and there will no longer be any class designation for our directors. The Declassification Amendment would not change the number of directors on our Board or the Board’s authority to change that number and to fill any vacancy or newly created directorships.

Effect of the Declassification Amendment if not Approved

If the Declassification Amendment is not approved by our stockholders, then our Board of Directors will remain classified with directors serving staggered, three-year terms. Assuming Messrs. Canada, Fowler and Upitis and Ms. O’Keefe are elected at the Annual Meeting, they will each serve as a Class II director with a term to expire at the 2028 Annual Meeting of Stockholders.

The Board recommends that the stockholders vote FOR Proposal 2.

PROPOSAL 3

APPROVAL OF TRUBRIDGE, INC.

SECOND AMENDED AND RESTATED 2019 INCENTIVE PLAN

On March 7, 2019, the Board adopted the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”), and at the Annual Meeting of Stockholders on April 29, 2019, the Company’s stockholders approved the 2019 Incentive Plan. At the 2022 Annual Meeting of Stockholders, the Company’s stockholders approved an amendment and restatement of the 2019 Incentive Plan in order to increase the number of shares of common stock available for issuance to 2,085,000 shares. At the Annual Meeting, the Company’s stockholders will consider and vote upon the approval of the TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan (the “Second Amended and Restated Plan”). The Board believes it is in the best interest of the Company to amend and restate the 2019 Incentive Plan in order to increase the number of shares of the Company’s common stock authorized for issuance under the 2019 Incentive Plan to 3,935,000 shares. Information relevant to this request to increase the number of shares available for issuance is set forth below, which information is dated March 3, 2025:

Total shares of the Company’s common stock outstanding	14,891,379
Total shares available for issuance under the 2019 Incentive Plan	230,506
Total shares subject to outstanding awards:	1,355,184

Time-based restricted stock	557,858
Performance share awards (assuming maximum payout)	797,326
Options and/or SARs	0

Total shares being requested with this Proposal 3	1,850,000

Other than the increase in the number of shares available for issuance, no other material changes are proposed to be made to the 2019 Incentive Plan. A copy of the Second Amended and Restated Plan is attached to this Proxy Statement as Appendix B, and the discussion in this proposal is qualified in its entirety by reference to the full text of the Second Amended and Restated Plan.

The 2019 Incentive Plan, when initially adopted, replaced the 2014 Incentive Plan and the 2012 Amended and Restated Restricted Stock Plan for Non-Employee Directors (the “Prior Plans”). There are no outstanding awards granted under the Prior Plans and no additional grants will be made under the Prior Plans. In setting the number of shares issuable under the Second Amended and Restated Plan, the Compensation Committee and the Board considered a number of factors, including the Company’s historical grant practices, expected “shareholder value transfer,” and potential dilution. If the Second Amended and Restated Plan is approved by our stockholders, the number of shares of the Company’s common stock available for grant will be increased to 3,935,000. In the event that our stockholders do not approve the Second Amended and Restated Plan, the Second Amended and Restated Plan will not become effective. The Second Amended and Restated Plan, if approved, will expire in 2035.

The Board believes that it is important for the Company to maintain a flexible and comprehensive incentive plan to provide a means of enhancing and encouraging the recruitment and retention of those individuals on whom the success of the Company most depends. The purposes of the Second Amended and Restated Plan are to promote the interests of the Company and our stockholders by providing a means of granting equity and equity-related incentives, as well as cash incentives, to employees, including officers, consultants and non-employee directors of the Company and our affiliates in order to provide an additional incentive to such individuals to work to increase the value of the Company’s common stock and to provide such individuals with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. If approved by the Company’s stockholders, the Second Amended and Restated Plan will ensure that the Company has a sufficient reserve of shares available to attract, motivate and retain the most qualified employees, including officers, consultants and non-employee directors, and link the interests of such individuals with the interests of the Company’s stockholders.

A summary of the principal features of the Second Amended and Restated Plan is provided below. The summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Plan, which is attached as Appendix B to this Proxy Statement.

General

The Second Amended and Restated Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units, performance share awards, cash awards and other equity-based awards to employees, including officers, consultants and non-employee directors of the Company and our affiliates. No determinations have been made to date with respect to the types or amounts of awards that may be granted to specific individuals pursuant to the Second Amended and Restated Plan.

Eligibility

Persons eligible to participate in the Second Amended and Restated Plan include all employees, including officers, consultants and non-employee directors of the Company and our affiliates (currently approximately 3,500 persons).

Administration

Except as may otherwise be determined by the Board, the Second Amended and Restated Plan will be administered by the Compensation Committee of the Board, which committee shall have the authority to, among other things, grant awards under the Second Amended and Restated Plan and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the Second Amended and Restated Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 of the Exchange Act, unless otherwise determined by the Board.

Shares Available

If stockholders approve the Second Amended and Restated Plan, a total of 3,935,000 shares of the Company’s common stock will be available for issuance under the Second Amended and Restated Plan. Shares of common stock available for distribution under the Second Amended and Restated Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company. Any shares of common stock subject to an award that expires or is cancelled, forfeited or terminated without issuance of the full number of shares to which the award related prior to exercise or realization, either in full or in part, shall again become available for issuance under the plan in accordance with the terms of the Second Amended and Restated Plan. The number of shares reserved for issuance under the Second Amended and Restated Plan may be adjusted in the event of a stock or extraordinary cash dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, reorganization, merger, consolidation, combination or exchange, or any other relevant change in capitalization.

In adopting and recommending the Second Amended and Restated Plan, the Board considered the current availability of shares of the Company’s common stock under our existing equity plans, awards outstanding under those equity plans, and our desire to maintain our current equity grant practices without disruption. We currently use shares of restricted stock and performance share awards as the forms of equity compensation for our executive officers, other key employees and non-employee directors.

Information regarding our historical equity award grant practices can be found in the Grants of Plan-Based Awards in 2024 table on page 41 of this Proxy Statement and in Note 9 to the financial statements in the Company’s Form 10-K for the year ended December 31, 2024. If we do not receive stockholder approval for the Second Amended and Restated Plan, we will not have sufficient common shares available under the 2019 Incentive Plan to make meaningful equity-based awards in the future. We will need to consider compensation alternatives for 2025 and beyond that do not include equity compensation if the Second Amended and Restated Plan is not approved by the Company’s stockholders at the Annual Meeting.

Types of Awards Available

•

Options – The Second Amended and Restated Plan provides for the grant of incentive stock options and nonqualified stock options. In general, the exercise price of an option may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and no options granted under the Second Amended and Restated Plan may be exercisable after the expiration of ten years from the date of grant of the award. Options will vest and become exercisable as the Compensation Committee deems appropriate. The exercise price may be paid in various ways, including by payment of cash, a stock-for-stock exchange, a broker-assisted cashless exercise, a net exercise or any combination of these methods, in the sole discretion of the Compensation Committee. Dividend equivalents will not be paid until an option is vested, but the dividend equivalents may be credited with respect to such awards, with payment subject to such awards vesting (if any). The market value of the Company’s common stock as of March 3, 2025 was $29.40.

•

Stock Appreciation Rights – The Second Amended and Restated Plan provides for the grant of stock appreciation rights, either alone, as free standing stock appreciation rights, or in tandem with an option, as related stock appreciation rights. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Company’s common stock on the date of the grant, and a related stock appreciation right must have the same exercise price as the related option. No stock appreciation rights may be exercisable after the expiration of ten years from the date of grant of the award. Stock appreciation rights will vest and become exercisable as the Compensation Committee deems appropriate. The consideration payable upon exercise of a stock appreciation right shall be paid in cash, shares of the Company’s common stock or a combination of cash and shares, as determined in the sole discretion of the Compensation Committee. Dividend equivalents will not be paid until the stock appreciation right is vested, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards vesting (if any).

•

Restricted Stock and Restricted Stock Units – The Second Amended and Restated Plan provides for the grant of restricted stock or restricted stock units. Such awards may not be sold, assigned, transferred or otherwise disposed of or pledged as collateral or security during the restricted period, which restricted period begins on the date of grant of the award and ends at the time or times determined by the Compensation Committee. A holder of restricted stock generally shall have the rights and privileges of a stockholder as to such restricted stock, including the right to vote such restricted stock and the right to receive dividends. Dividend equivalents will not be paid until the restricted stock is vested or the restricted stock unit is settled, as applicable, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards vesting or settling, as applicable (if any).

•

Performance Share Awards – The Second Amended and Restated Plan provides for the grant of performance shares, which represent the right to receive shares of the Company’s common stock based upon the achievement, or level of achievement, of performance goals during a performance period, as determined by the Compensation Committee at the time of grant of a performance share award. No payout or issuance of shares of common stock will be made with respect to any performance share award except upon written certification by the Compensation Committee that the minimum threshold performance goal(s) have been achieved. Dividend equivalents will not be paid until the performance share award is earned, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards being earned (if any).

•

Other Equity-Based Awards and Cash Awards – The Second Amended and Restated Plan provides for the grant of other equity-based awards, either alone or in tandem with other awards, and cash awards in such amounts and subject to such performance goals, other vesting conditions, and such other terms as the Compensation Committee determines in its discretion. Dividend equivalents will not be paid until the other equity-based award is earned or vested, but dividend equivalents may be credited with respect to such awards, with payment subject to such awards vesting or being earned (if any).

Amendment and Termination

The Board of Directors may, at any time, and from time to time, amend or terminate the Second Amended and Restated Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments based upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Internal Revenue Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the Company’s stockholders as may be required by applicable laws, stock exchange rules or other regulations. The Second Amended and Restated Plan will automatically terminate on February 4, 2035.

Corporate Governance Aspects of the 2019 Incentive Plan

The Second Amended and Restated Plan includes a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

○

Limitations on Value of Grants to Non-Employee Directors: The Second Amended and Restated Plan provides that during any single fiscal year, the combined value of the shares of common stock granted to a non-employee director and any cash fees paid to such director shall not exceed $400,000.

○	Clawback: Plan awards are subject to recovery as may be required under any law, government regulation or stock exchange listing requirement or any policy adopted by the Company.

○

No Discounted Stock Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

○

No Repricing or Cash Buyouts without Stockholder Approval: The Second Amended and Restated Plan specifically prohibits the repricing of options or stock appreciation rights without stockholder approval.

○

No Liberal Share Recycling: Shares used to pay the exercise price or withholding taxes related to an equity award, unissued shares resulting from the net settlement of any such equity awards, and shares purchased by the Company in the open market using the proceeds of option exercises do not become available for issuance under the Second Amended and Restated Plan.

○	Limitation on Terms of Stock Options and Stock Appreciation Rights: The maximum term of each stock option and stock appreciation right is ten years.

○

No Transferability: Awards generally may not be transferred, except by will or the laws of descent and distribution, except nonqualified stock options may be transferred to certain permitted transferees, in the sole discretion of the Compensation Committee.

○	No Evergreen Provision: The Second Amended and Restated Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

○	No Automatic Grants: The Second Amended and Restated Plan does not provide for automatic grants to any participant.

○	No Tax Gross-Ups: The Second Amended and Restated Plan does not provide for any tax gross-ups.

○

Multiple Award Types: The Second Amended and Restated Plan permits the issuance of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units, performance share awards, cash awards and other equity-based awards, as further described under “Types of Awards Available” above. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant, which standards have changed over time.

○	Independent Oversight: The Second Amended and Restated Plan is administered by a committee of independent Board members.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the Second Amended and Restated Plan based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete and does not discuss any local, state or non-U.S. tax consequences. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the Second Amended and Restated Plan is strongly urged to consult with his or her tax advisor regarding participation in the plan.

With respect to nonqualified stock options, a participant receiving such stock options will not recognize taxable income upon grant. The Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise of an incentive stock option. However, the excess of the fair market value of the shares of the Company’s common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Internal Revenue Code for incentive stock options, and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Second Amended and Restated Plan generally follow certain basic patterns: stock-settled stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Certain types of awards under the Second Amended and Restated Plan, including cash-settled stock appreciation rights and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Internal Revenue Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the Second Amended and Restated Plan and awards granted thereunder will be interpreted to comply with Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Internal Revenue Code. To the extent determined necessary or appropriate by the Compensation Committee, the plan and applicable award agreements may be amended to comply with Section 409A of the Internal Revenue Code or to exempt the applicable awards from Section 409A of the Internal Revenue Code.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the securities that have been authorized for issuance as of December 31, 2024 under our 2019 Incentive Plan. This table does not include the 1,850,000 shares that would become available for issuance under the Second Amended and Restated Plan if stockholders approve Proposal 3 at the Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	-0-	(1)	N/A	463,169	(2)
Equity compensation plans not approved by stockholders	None		None	None
Total	-0-	(1)	N/A	463,169	(2)

(1)

Does not include 451,781 target performance share awards outstanding under our 2019 Incentive Plan or 569,337 time-based restricted stock awards outstanding under our 2019 Incentive Plan as of December 31, 2024.

(2)	Represents shares of common stock issuable pursuant to our 2019 Incentive Plan, assuming maximum payout of performance share awards outstanding as of December 31, 2024.

New Plan Benefits

Because future awards under the Second Amended and Restated Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients and other terms of such awards cannot be determined at this time. No grants under the Second Amended and Restated Plan have been awarded or promised at this time to any of the Company’s executive officers or directors or other eligible participants.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

PROPOSAL 4

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our Annual Meeting of Stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur in 2029.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the “Compensation Discussion and Analysis,” the Compensation Committee intends to continue to emphasize performance-based compensation and strengthen the link between executive compensation and the Company’s long-term performance, as evidenced by the following improvements made to the compensation program:

•	granting performance share awards and performance-based cash bonus awards to the Company’s executive officers since 2014;

•	utilizing an equity compensation mix that is more heavily weighted in favor of performance-based equity than time-based equity;

•	relying on three-year performance share awards, with a cumulative, three-year performance goal;

•	utilizing a peer comparison metric in our long-term equity incentive awards;

•	requiring our executives to hold a meaningful stake in the Company’s common stock;

•	utilizing performance metrics in the annual cash incentive program that measure the effectiveness of management’s oversight of the Company’s operations; and

•	using the current year financial plan to set performance targets instead of prior-year performance.

We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, not binding on the Company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and the Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board recommends that the stockholders vote FOR Proposal 4.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2025 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2025. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2024.

It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees	$1,525,603	$1,004,840
Audit-Related Fees	0	37,450
Tax Fees	0	0
All Other Fees	0	459,500
TOTAL	$1,525,603	$1,501,790

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees. Audit-Related Fees for 2023 include services related to a SEC comment letter.

Tax Fees. There were no Tax Fees for 2024 or 2023.

All Other Fees. All Other Fees encompasses fees paid to Grant Thornton in connection with any services provided by the independent registered public accountants other than the services reported in the other above categories. In 2023, such fees were paid for financial, tax and IT diligence conducted by Grant Thornton in connection with an acquisition.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence. During the year ended December 31, 2024, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.

The Board recommends that the stockholders vote FOR Proposal 5.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) pursuant to SEC Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, on or before November 26, 2025. If the date of the 2026 Annual Meeting changes by more than 30 days from May 8, 2026, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2026 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2026 Annual Meeting. The Company will determine whether to include a proposal in the 2026 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary at TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602 not earlier than January 8, 2026 nor later than February 7, 2026, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2026 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from May 8, 2026, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2026 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

A COPY OF OUR 2024 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT TRUBRIDGE, INC., 54 ST. EMANUEL STREET, MOBILE, ALABAMA 36602, ATTN: CORPORATE SECRETARY.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 or notify them in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to TruBridge, Inc., 54 St. Emanuel Street, Mobile, Alabama 36602, Attn: Corporate Secretary or by calling the Company at (877) 424-1777.

APPENDIX A

SECOND CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

TRUBRIDGE, INC.

TruBridge, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) be amended and directing that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

ARTICLE V, Section 2 of the Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

“The number of directors shall be fixed by, or in the manner provided in, the Bylaws. Commencing immediately following the effectiveness of the Second Certificate of Amendment to the Certificate of Incorporation, all of the directors of the Corporation elected at an annual meeting of stockholders, or elected or appointed at any time in the period between annual meetings, shall hold office for a term that expires at the next annual meeting of stockholders following such election or appointment (or until their respective successors shall have been elected and qualified or until their earlier death, resignation or removal). The term of each director serving as of and immediately following the date of the 2025 annual meeting of stockholders shall expire at the 2026 annual meeting of stockholders, notwithstanding that such director may have been elected for a term that extended beyond the date of the 2026 annual meeting of stockholders.”

SECOND: The stockholders of the Corporation duly approved such amendment at an annual meeting of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer on this the   day of May, 2025.

/s/ Kevin Plessner
Kevin Plessner
Authorized Officer

A-1

APPENDIX B

TRUBRIDGE, INC.

SECOND AMENDED AND RESTATED

2019 INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable TruBridge, Inc., a Delaware corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Nonqualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2.	Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any other jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award, or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cash Award” means an Award denominated in cash that is granted under Section 7.4 of the Plan.

“Cause” means:

With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws.

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d) The acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Affiliate, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(e) The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding anything in the Plan to the contrary (including (a)-(e) above), to the extent any Award constitutes “deferred compensation” and such “deferred compensation” is payable upon a Change in Control, then the definition of Change in Control shall be as provided in Section 409A of the Code; provided, however, the following rules shall also apply: (i) a “change in the effective control” shall only be a Change in Control, if such change constitutes a more than 50% “change in effective control” of the Company; and (ii) a “change in the ownership of a substantial portion of the assets” shall only be a Change in Control, if such change constitutes a more than 50% “change in the ownership of a substantial portion of the assets” of the Company.

“Clawback Policy” has the meaning set forth in Section 14.2.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means TruBridge, Inc., a Delaware corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with a “Separation from Service” as defined under Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled, provided such determination is consistent with Treasury Regulation Section 1.409A-3(i)(4).

“Disqualifying Disposition” has the meaning set forth in Section 14.10.

“Dividend Equivalents” has the meaning set forth in Section 7.2.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee in accordance with Section 409A of the Code and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be an Incumbent Director.

“ISO Limit” has the meaning set forth in Section 4.3.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Performance Share Award” means any Award granted pursuant to Section 7.3 hereof.

“Permitted Transferee” means a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling,

niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

“Restricted Stock Units” has the meaning set forth in Section 7.2(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“Vested Unit” has the meaning set forth in Section 7.2(d).

3.	Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee (or the Board, as the case may be) shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g) to determine the number of shares of Common Stock, if any, to be made subject to each Award;

(h) to determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k) in accordance and consistent with Section 409A of the Code, to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or the term of any outstanding Award or extending the exercise period of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m) to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

In accordance and consistent with Section 409A of the Code, the Committee also may modify the purchase price or the exercise price of any outstanding Award, provided, however, that no adjustment or reduction of the exercise price of any outstanding Option or Stock Appreciation Right in the event of a decline in Common Stock price shall be permitted without stockholder approval. The foregoing prohibition includes (i) reducing the exercise price of outstanding Options or Stock Appreciation Rights; (ii) cancelling outstanding Options or Stock Appreciation Rights in connection with the granting of Options or Stock Appreciation Rights with a lower exercise price to the same individual; (iii) cancelling Options or Stock Appreciation Rights with an exercise price in excess of the current Fair Market Value in exchange for a cash payment or other Awards(s); and (iv) taking any other action that would be treated as a repricing of an Option or Stock Appreciation Right under the rules of the primary securities exchange or similar entity on which the Common Stock is listed.

3.2 Committee Decisions Final. All decisions made by the Committee (or the Board, as the case may be) pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3 Delegation. The Committee or, if no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11, no more than 3,935,0001 shares of Common Stock, plus the number of shares of Common Stock underlying any award granted under the Computer Programs and Systems, Inc. Amended and Restated 2014 Incentive Plan that expires, terminates or is cancelled or forfeited under the terms of such plan, shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Performance Share Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

[1]

This represents the 1,000,000 shares of Common Stock initially approved for issuance under the Plan at the Annual Meeting of Stockholders on April 29, 2019 plus the 1,085,000 shares of Common Stock approved for issuance under the Amended and Restated Plan at the 2022 Annual Meeting of Stockholders plus the 1,850,000 shares of Common Stock that will be approved for issuance if the Second Amended and Restated Plan is approved at the 2025 Annual Meeting of Stockholders.

4.2 Shares of Common Stock available for issuance by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3 Subject to adjustment in accordance with Section 11, no more than 100,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4 The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5 Any shares of Common Stock subject to an Award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: (1) shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Award, (b) shares delivered by a Participant or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, and (2) shares repurchased on the open market with the proceeds of an Option Exercise Price shall not again be made available for issuance under the Plan. Furthermore, notwithstanding that an Award is settled by the delivery of a net number of shares, the full number of shares underlying such Award shall not be available for subsequent Awards under the Plan. Shares subject to Awards that are settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

4.6 In accordance and consistent with Section 409A of the Code, Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.	Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2 Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. No Options may be granted under the Plan that provide for automatic grants of new Options when a Participant pays the exercise price of a previously granted Option by delivering shares of Common Stock owned by such Participant. All Options shall be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. The term of a Nonqualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date.

6.2 Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Nonqualified Stock Option. The Option Exercise Price of each Nonqualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) through a “cashless” exercise program established with a broker; (iii) by a reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Award Agreement, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan. No Option may be exercised for a fraction of a share of Common Stock.

6.5 Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6 Transferability of a Nonqualified Stock Option. A Nonqualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Nonqualified Stock Option does not provide for transferability, then the Nonqualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination)

but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.8 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three (3) months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.9 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date twelve (12) months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

6.12 Dividend Equivalents on Options. In no event shall any Dividend Equivalents be paid with respect to any Options until such Options are vested, it being understood that Dividend

Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7.	Provisions of Awards Other Than Options.

7.1 Stock Appreciation Rights.

(a) General. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b) Grant Requirements. Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term of Stock Appreciation Rights. The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Exercise and Payment. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), cash or a combination thereof, as determined by the Committee. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

(e) Exercise Price. The exercise price of a Free Standing Right shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one (1) share of Common Stock on the Grant Date of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Section 7.1(b) are satisfied.

(f) Reduction in the Underlying Option Shares. Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

(g) Dividend Equivalents on Stock Appreciation Rights. In no event shall any Dividend Equivalents be paid with respect to any Stock Appreciation Rights until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7.2	Restricted Awards.

(a) General. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Restricted Stock and Restricted Stock Units.

(i) Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock.

(ii) The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(iii) At the discretion of the Committee, each share of Restricted Stock or each Restricted Stock Unit (representing one (1) share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one (1) share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company and credited to the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular share of Restricted Stock or Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon vesting of such share of Restricted Stock or settlement of such Restricted Stock Unit, as applicable (in any event, no later than two and one-half (2 1⁄2) months following the year in which such vesting or settlement occurs) and, if such share of Restricted Stock or such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c)	Restrictions.

(i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii) Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period (in any event, no later than two and one-half (2 1⁄2) months following the year in which such expiration occurs) with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one (1) share of Common Stock for each such outstanding vested Restricted Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.2(b)(iii) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit. No Restricted Award may be granted or settled for a fraction of a share of Common Stock.

(e) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.3	Performance Share Awards.

(a) Grant of Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 7.3, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award.

(b) Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the Performance Goals established by the Committee are attained within the applicable Performance Period, as determined by the

Committee. No payout or issuance of shares of Common Stock shall be made with respect to any Performance Share Award except upon written certification by the Committee that the minimum threshold Performance Goal(s) have been achieved. Unless otherwise provided in an Award Agreement, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which the applicable Performance Period ends.

(c) Dividend Equivalents on Performance Share Awards. In no event shall any Dividend Equivalents be paid with respect to any Performance Share Awards until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such Performance Share Awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

7.4 Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine. Unless otherwise provided in an Award Agreement, payment of any such Other Equity-Based Award or Cash Award shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which vesting occurs. In no event shall any Dividend Equivalents be paid with respect to any Other Equity-Based Awards until such awards are vested, it being understood that Dividend Equivalents may be credited with respect to such awards, with payment subject to such awards actually vesting (if any). In any event, any such payment shall be made no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such vesting occurs.

8. Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.	Miscellaneous.

10.1 Acceleration of Exercisability and Vesting; Minimum Vesting Requirement. In accordance and consistent with Section 409A of the Code, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash Awards) shall vest no earlier than one (1) year after the Grant Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares delivered in lieu of fully vested Cash Awards and (iii) any additional Awards the Committee may grant, up to a maximum of 5% of the Total Share Reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 11); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in the terms of any Award Agreement upon the occurrence of a specified event.

10.2 Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee or the service of a Consultant with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4 Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

10.5 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, and the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Nonqualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Nonqualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

12.1 Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a) In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units.

(b) With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained. The payment of such partial or full Award shall take place no later than two and one-half (2 1⁄2) months following the end of the calendar year in which such Change in Control occurs.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13. Amendment of the Plan and Awards.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

13.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

13.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

13.4 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

13.5 Amendment of Awards. In accordance and consistent with Section 409A of the Code, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14. General Provisions.

14.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

14.2 Clawback. Notwithstanding any other provisions in this Plan, in accordance and consistent with Section 409A of the Code, all Awards granted under the Plan that are subject to recovery under any law, government regulation or stock exchange listing requirement or any policy adopted by the Company that may be modified from time to time (a “Clawback Policy”) will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement or Clawback Policy.

14.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.5 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.6 Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.

14.7 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

14.8 Other Provisions; Employment Agreements. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable. In the event of any conflict between the terms of an employment agreement and the Plan, the terms of the employment agreement shall govern.

14.9 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, none of the Company, the Board or the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and none of the Company, the Board or the Committee will have any liability to any Participant for such tax or penalty.

14.10 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Grant Date of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.11 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.11, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.12 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If no valid beneficiary designation form is on file with the Company at the time of a Participant’s death, the default beneficiary of such Participant shall be the Participant’s spouse, if any, then to any children equally, per stirpes.

14.13 Expenses. The costs of administering the Plan shall be paid by the Company.

14.14 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.15 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.16 Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. Termination or Suspension of the Plan. The Plan shall terminate automatically on February 4, 2035. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

17. Choice of Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

As originally adopted by the Board on March 7, 2019 and approved by the stockholders on April 29, 2019; as amended by the First Amendment, which was adopted by the Board and effective on March 7, 2019; as further amended by the Amended and Restated 2019 Incentive Plan, which was adopted by the Board on March 10, 2022 and approved by the stockholders on May 12, 2022; as further amended by the Second Amended and Restated 2019 Incentive Plan, which was adopted by the Board on February 4, 2025 and approved by the stockholders on      , 2025.

PRELIMINARY PROXY CARD, DATED MARCH [10], 2025 – SUBJECT TO COMPLETION Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. TruBridge, Inc. Internet: www.proxypush.com/TBRG • Cast your vote online Annual Meeting of Stockholders • • Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of March 14, 2025 Phone: 1-866-509-1050 Thursday, May 8, 2025, 8:00 AM, Central Time • Use any touch-tone telephone Annual Meeting to be held live via the Internet—please visit • Have your Proxy Card ready www.proxydocs.com/TBRG for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: May 7, 2025. Virtual: To attend the meeting online and/or vote at the meeting, you must pre-register at This proxy is being solicited on behalf of the Board of Directors www.proxydocs.com/TBRG. The undersigned hereby appoints Christopher L. Fowler and Vinay Bassi (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of TruBridge, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Proposal_Page—VIFL TruBridge, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE LISTED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of directors for (i) one year if Proposal 2 is approved and (ii) three years if Proposal 2 is not approved; FOR AGAINST ABSTAIN 1.01 Jerry G. Canada FOR #P2# #P2# #P2# 1.02 Christopher L. Fowler FOR #P3# #P3# #P3# 1.03 Amy K. O’Keefe FOR #P4# #P4# #P4# 1.04 Andris Upitis FOR #P5# #P5# #P5# FOR AGAINST ABSTAIN 2. To approve the Second Amendment (the “Declassification Amendment”) to the Company’s FOR Certificate of Incorporation to declassify the Board of Directors beginning with the Company’s #P6# #P6# #P6# 2026 Annual Meeting of Stockholders; 3. To approve the Second Amended and Restated 2019 Incentive Plan in order to increase the FOR number of shares of common stock available for issuance under the plan; #P7# #P7# #P7# 4.. To approve on a non-binding advisory basis the compensation of the Company’s named FOR executive officers (“NEOs”); #P8# #P8# #P8# 5. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public FOR accountants for the year ending December 31, 2025; and #P9# #P9# #P9# 6. To transact such other business as may properly come before the annual meeting or any adjournment thereof. To attend the meeting online and/or vote at the meeting, you must pre-register at www.proxydocs.com/TBRG. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date